BEAR STEARNS MORTGAGE SECURITIES INC.,

                                     SELLER,


                         LIBERTY LENDING SERVICES, INC.,

                                MASTER SERVICER,

                                       and

                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.

                                     TRUSTEE




                        ---------------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 1997
                        --------------------------------


                      Bear Stearns Mortgage Securities Inc.
                       Mortgage Pass-Through Certificates

                                  Series 1997-6

                                TABLE OF CONTENTS
                                                                            PAGE


                                    ARTICLE I

                                   Definitions

Definitions  ................................ ............................I-1

                                   ARTICLE II

                      Conveyance of Mortgage Loans Original
                            Issuance of Certificates

2.01.   Conveyance of Mortgage Loans to Trustee...........................II-1
2.02.   Acceptance of Mortgage Loans by Trustee...........................II-3
2.03.   Representations, Warranties and Covenants
        of the Master Servicer............................................II-5
2.03A.  Assignment of Interest in the Mortgage
        Loan Purchase Agreement...........................................II-7
2.04.   Substitution of Mortgage Loans....................................II-8
2.05.   Representations and Warranties of the
        Trustee..........................................................II-10
2.06.   Issuance of Certificates.........................................II-11
2.07.   Representations and Warranties Concerning
        the Seller.......................................................II-11

                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

3.01.   Master Servicer to Assure Servicing...............................III-1
3.02.   Sub-Servicing Agreements Between Master
        Servicer and Sub-Servicers........................................III-2
3.03.   Successor Sub-Servicers...........................................III-3
3.04.   Liability of the Master Servicer..................................III-3
3.05.   Assumption or Termination of Sub-Servicing
        Agreements by Trustee.............................................III-4
3.06.   Collection of Mortgage Loan Payments..............................III-5
3.07.   Collection of Taxes, Assessments and
        Similar Items; Servicing Accounts.................................III-6
3.08.   Access to Certain Documentation and
        Information Regarding the Mortgage Loans..........................III-7
3.09.   Maintenance of Primary Mortgage Insurance
        Policies; Collection  Thereunder..................................III-8
3.10.   Maintenance of Hazard Insuranceand
        Fidelity Coverage.................................................III-8
3.11.   Due-on-Sale Clauses; Assumption
        Agreements.......................................................III-10
3.12.   Realization Upon Defaulted Mortgage Loans........................III-12
3.13.   Trustee to Cooperate; Release of Mortgage
        Files............................................................III-13
3.14.   Servicing and Master Servicing
        Compensation.....................................................III-15
3.15.   Annual Statement of Compliance...................................III-15
3.16.   Annual Independent Public Accountants'
        Servicing Report.................................................III-16
3.17.   REMIC-Related Covenants..........................................III-17
3.18.   Additional Information...........................................III-17
3.19.   Optional Purchase of Defaulted Mortgage
        Loans............................................................III-17

                                   ARTICLE IV

                                    Accounts

4.01.   Protected Accounts.................................................IV-1
4.02.   Certificate Account................................................IV-3
4.03.   Permitted Withdrawals and Transfers from
        the Certificate Account............................................IV-5
4.04    Custody Account....................................................IV-8

                                    ARTICLE V

                                  Certificates

5.01.   Certificates........................................................V-1
5.02.   Registration of Transfer and Exchange of
        Certificates........................................................V-9
5.03.   Mutilated, Destroyed, Lost or Stolen
        Certificates.......................................................V-14
5.04.   Persons Deemed Owners..............................................V-15
5.05.   Transfer Restrictions on Residual
        Certificates.......................................................V-15
5.06.   Restrictions on Transferability of Private
        Certificates.......................................................V-17
5.07.   ERISA Restrictions.................................................V-18
5.08.   Rule 144A Information..............................................V-18

                                   ARTICLE VI

                         Payments to Certificateholders

6.01.   Distributions on the Certificates...................................VI-
6.02.   Allocation of Deferred Interest....................................VI-7
6.03.   Allocation of Losses...............................................VI-7
6.04.   [Reserved]........................................................VI-11
6.05.   Payments..........................................................VI-11
6.06.   Statements to Certificateholders..................................VI-12
6.07.   Reports to the Trustee and the Master
        Servicer..........................................................VI-15
6.08.   Monthly Advances..................................................VI-17
6.09.   Compensating Interest Payments....................................VI-18
6.10.   Reports of Foreclosures and Abandonment of
        Mortgaged Property................................................VI-18

                                   ARTICLE VII

                               The Master Servicer

7.01.   Liabilities of the Master Servicer................................VII-1
7.02.   Merger or Consolidation of the Master
        Servicer..........................................................VII-1
7.03.   Indemnification of the Trustee....................................VII-1
7.04.   Limitation on Liability of the Master
        Servicer and Others...............................................VII-2
7.05.   Master Servicer Not to Resign.....................................VII-3
7.06.   [Reserved]........................................................VII-4
7.07.   Sale and Assignment of Master Servicing...........................VII-4

                                  ARTICLE VIII

                                     Default

8.01.   Events of Default................................................VIII-1
8.02.   Trustee to Act; Appointment of Successor.........................VIII-3
8.03.   Notification to Certificateholders...............................VIII-4
8.04.   Waiver of Defaults...............................................VIII-4
8.05.   List of Certificateholders.......................................VIII-5

                                   ARTICLE IX

                             Concerning the Trustee

9.01.   Duties of Trustee..................................................IX-1
9.02.   Certain Matters Affecting the Trustee..............................IX-3
9.03.   Trustee Not Liable for Certificates or
        Mortgage Loans.....................................................IX-5
9.04.   Trustee May Own Certificates.......................................IX-6
9.05.   Trustee's Fees and Expenses........................................IX-6
9.06.   Eligibility Requirements for Trustee...............................IX-6
9.07.   Insurance..........................................................IX-7
9.08.   Resignation and Removal of the  Trustee............................IX-7
9.09.   Successor Trustee..................................................IX-8
9.10.   Merger or Consolidation of Trustee.................................IX-9
9.11.   Appointment of Co-Trustee or Separate
        Trustee............................................................IX-9
9.12.   Master Servicer Shall Provide Information
        as Reasonably Required............................................IX-11
9.13.   Federal Information Returns and  Reports to
        Certificateholders................................................IX-11

                                    ARTICLE X

                                   Termination

10.01.  Termination Upon Repurchase by the  Seller
        or its Designee or Liquidation  of All
        Mortgage Loans......................................................X-1
10.02.  Additional Termination Requirements.................................X-4

                                   ARTICLE XI

                            Miscellaneous Provisions

11.01.  Intent of Parties..................................................XI-1
11.02.  Amendment..........................................................XI-1
11.03.  Recordation of Agreement...........................................XI-2
11.04.  Limitation on Rights of  Certificateholders........................XI-2
11.05.  Acts of Certificateholders.........................................XI-3
11.06.  [Reserved].........................................................XI-5
11.07.  Governing Law......................................................XI-5
11.08.  Notices............................................................XI-5
11.09.  Severability of Provisions.........................................XI-6
11.10.  Successors and Assigns.............................................XI-6
11.11.  Article and Section Headings.......................................XI-6
11.12.  Counterparts.......................................................XI-6
11.13   Notice to Rating Agencies..........................................XI-6




                                    EXHIBITS


Exhibit A-1 - Form of Face of Certificates
Exhibit A-2 - Form of Reverse of Certificates
Exhibit B   - Mortgage Loan Schedule
Exhibit C   - Representations and Warranties of Liberty
              Concerning the Mortgage Loans
Exhibit D   - Form of Request for Release
Exhibit E   - Form of Affidavit pursuant to Section 860E(e)(4)



Exhibit F-1 - Form of Investment Letter
Exhibit F-2 - Form of Rule 144A and Related Matters Certificate
Exhibit G   - Form of Trustee's Initial Certification
Exhibit H   - Form of Trustee's Final Certification
Exhibit I   - Lost Notes

                         POOLING AND SERVICING AGREEMENT

          Pooling and Servicing Agreement dated as of December 1, 1997, among Bear Stearns Mortgage Securities Inc., a Delaware corporation, as the seller (the "Seller"), Liberty Lending Services, Inc., an Ohio corporation ("LLSI"), as master servicer (the "Master Servicer"), and Bankers Trust Company of California, N.A., a national association, as trustee (the "Trustee").


                              PRELIMINARY STATEMENT

          On or prior to the Closing Date, the Seller has acquired the Mortgage Loans from Liberty Savings Bank, FSB, in its individual capacity and in its capacity as trustee ("Liberty"). On the Closing Date, the Seller will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund. LLSI will be the Master Servicer for the Mortgage Loans.

          The Trustee shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On December 30, 1997 (the "Startup Day"), all the Classes of REMIC II Regular Certificates will be designated "regular interests" in such REMIC and the Class R-2 Certificate will be designated the "residual interest" in such REMIC.

          The Trustee shall make an election for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, all the Classes of Certificates except for the Class R-1 and Class R-2 Certificates will be designated "regular interests" in such REMIC. The Class R-1 Certificates will be designated the "residual interests" in REMIC I.

          The Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $365,625,182.71. The initial principal amount of the Certificates will not exceed such Outstanding Principal Balance.

          In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   Definitions

          Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

          ACCOUNT: The Custody Account, the Certificate Account (including each subaccount thereof), the Protected Accounts or the Servicing Accounts as the context may require.

          ACCRUED CERTIFICATE INTEREST: For any Certificate for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount (or, in the case of a Class X Certificate or a Class 3-X Certificate, the Notional Amount) of such Certificate immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, less (i) in the case of a Senior Certificate in any Certificate Group, such Certificate's share of any Net Interest Shortfall and in the case of the Group 3 Senior Certificates any Deferred Interest and, after the related Cross-Over Date, the interest portion of any Realized Losses applicable to the related Mortgage Loan Group and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Deferred Interest, Net Interest Shortfall and the interest portion of any Realized Losses applicable to its respective Mortgage Loan Group.

          ADVANCING DATE: The Business Day preceding the related Distribution Date.

          AFFILIATE: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

          AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          ALLOCABLE SHARE: With respect to each Class of Subordinate Certificates in either Subordinate Certificate Group:

                    (a) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the Group 1-2 Subordinate Optimal Principal Amount or the Group 3 Subordinate Optimal Principal Amount, as applicable, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class of Classes and the denominator of which is the aggregate Current Principal Amount of all Classes of the Subordinate Certificates in the applicable Subordinate Certificate Group; and

                    (b) as to any Distribution Date and amounts distributable pursuant to clause (ii), (iv) and (v) of the Group 1-2 Subordinate Optimal Principal Amount or the Group 3 Subordinate Optimal Principal Amount, as applicable, and as to each Class of Subordinate Certificates in the related Subordinate Certificate Group for which
          (x) the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes in the related Subordinate Certificate Group and (y) the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Subordinate Certificates in the related Subordinate Certificate Group for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Certificates which satisfy the Class Prepayment Distribution Trigger in the related Subordinate Certificate Group in reduction of their respective Current Principal Amounts pro rata in the case of the Group 1-2 Subordinate Certificates based on their Current Principal Amounts and sequentially in the case of the Group 3 Subordinate Certificates in the order of their numerical Class designations.

          APPLICABLE CREDIT RATING: A rating of Aaa, in the case of Moody's or AAA, in the case of DCR, respectively, for any long-term deposit or security or a rating of P-1, in the case of Moody's, or D-1 in the case of DCR, for any short-term deposit or security.

          APPLICABLE STATE LAW: For purposes of Section 9.13(d), the Applicable State Law shall be (a) the law of the State of New York; and (b) the law of the State of California, and (c) such other state law whose applicability shall have been brought to the attention of the Trustee by either (i) an Opinion of Counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

          APPRAISED VALUE: For any Mortgaged Property, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

          ASSUMED FINAL DISTRIBUTION DATE: With respect to the Group 1-2 Certificates, March 25, 2031 and with respect to the Group 3 Certificates, June 25, 2030.

          AVAILABLE FUNDS: With respect to any Distribution Date, the sum of the Group 1 Available Funds, the Group 2 Available Funds and the Group 3 Available Funds for such Distribution Date.

          BALLOON MORTGAGE LOAN: A Mortgage Loan that provided on the Cut-off Date for amortization on the basis of an amortization schedule extending beyond its stated maturity by more than twelve months with a disproportionate Scheduled Payment due on its stated maturity date equal to the remaining principal balance of such Mortgage Loan.

          BALLOON PAYMENTS: With respect to a Balloon Mortgage Loan, the principal portion of the Scheduled Payment due on its stated maturity equal to the remaining principal balance of the Balloon Mortgage Loan.

          BANKRUPTCY CODE: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. ss.ss.101-1330.

          BANKRUPTCY LOSS: With respect to any Mortgage Loan a Deficient Valuation.

          BOOK-ENTRY CERTIFICATES: Initially, all Classes of Certificates other than the Class R-1, Class R-2, Class B-4, Class B-5, Class B-6, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates.

          BPO: With respect to Mortgaged Properties, a statistical market valuation which takes into account regional market data such as historical trends, recent sales prices, property types and market conditions in determining the value of the Mortgaged Property.

          BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange is closed or on which banking institutions in New York City, in California or in Ohio are authorized or obligated by law or executive order to be closed.

          CERTIFICATE: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Trustee in substantially the forms annexed hereto as Exhibit A-1 and A-2, with the blanks therein appropriately completed.

          CERTIFICATE ACCOUNT: The account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "Bankers Trust Company of California, N.A. as Trustee f/b/o holders of Bear Stearns Mortgage Securities Inc. Mortgage Pass-Through Certificates, Series 1997-6 - Certificate Account" which shall have three subaccounts as provided in Section 4.02.

          CERTIFICATE ACCOUNT ADVANCE: As of any Determination Date, the amount on deposit in a Protected Account or Custody Account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such Determination Date occurs but which is deposited in a subaccount of the Certificate Account and used to make a distribution to Certificateholders during such calendar month on account of Scheduled Payments on the Mortgage Loans due on the Due Date for such month not being paid on or before such Determination Date except insofar as such unpaid amounts are the result of application of the Relief Act.

          CERTIFICATE GROUP: Certificate Group 1, Certificate Group 2 or Certificate Group 3.

          CERTIFICATE GROUP 1: The group of Certificates which is composed of the Group 1 Certificates.

          CERTIFICATE GROUP 2: The group of Certificates which is composed of the Group 2 Certificates.

          CERTIFICATE GROUP 3: The group of Certificates which is composed of the Group 3 Certificates

          CERTIFICATE OWNER: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

          CERTIFICATE REGISTER: The register maintained pursuant to Section
5.02.

          CERTIFICATEHOLDER: A Holder of a Certificate.

          CLASS: With respect to the Certificates, 1-A, 2-A, X, B- 1, B-2, B-3, B-4, B-5, B-6, 3-A, 3-X, 3-B-1, 3-B-2, 3-B-3, 3-B-4, 3-B-5, 3-B-6, R-1 and R-2.

          CLOSING DATE: December 30, 1997.

          CODE: The Internal Revenue Code of 1986, as amended.

          COMPENSATING INTEREST PAYMENTS: As defined in Section 6.09.

          CORPORATE TRUST OFFICE: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at 3 Park Plaza, 16th Floor, Irvine, California, 92614, Attention: Corporate Trust Department, ref:
Bear Stearns/Liberty 1997-6.

          CREDIT SUPPORT PERCENTAGE: For any Distribution Date, the aggregate Current Principal Amount of the Group 3 Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans as of the Due Date in the month of the Distribution Date or Cut-off Date, in the case of the first Distribution Date.

          CROSS-OVER DATE: The Group 1-2 Cross-Over Date or the Group 3 Cross-Over Date.

          CURRENT PRINCIPAL AMOUNT: With respect to any Certificate (other than a Class X or Class 3-X Certificate) as of any Distribution Date, the initial principal amount of such Certificate increased by any Deferred Interest previously allocated to such Certificate and reduced by (A) the sum of (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Certificate, and (iii) in the case of (a) a Group 1-2 Subordinate Certificate, such Certificate's PRO RATA share, if any, of the Group 1-2 Subordinate Certificate Writedown Amount for previous Distribution Dates or (b) in the case of a Group 3 Subordinate Certificate, such Certificate's pro rata share, if any, of the Group 3 Subordinate Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates (other than the Class X or Class 3-X Certificates), the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, the Class R-1 and Class R-2 Certificates after the Distribution Date on which they each receive the distribution of the last dollar of their respective original principal amounts shall be deemed to have Current Principal Amounts equal to their respective Current Principal Amounts on the day immediately preceding such Distribution Date.

          CUSTODY ACCOUNT: An account created and maintained pursuant to Section 4.04.

          CUT-OFF DATE: December 1, 1997.

          CUT-OFF DATE BALANCE: $365,625,182.71

          DCR: Duff & Phelps Credit Rating Co., and its successors in interest.

          DEBT SERVICE REDUCTION: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

          DEBTOR RELIEF LAWS: Any applicable liquidation, conservatorship, receivership, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

          DEFAULTED MORTGAGE LOAN: Any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more consecutive Scheduled Payments.

          DEFERRED INTEREST: The excess of the amount of interest due on a negatively amortizing Group 3 Mortgage Loan over the Scheduled Payment due thereon which is permitted under the terms of the related Mortgage Note to be added to the principal of the Mortgage Note.

          DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

          DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

          DEPOSITORY AGREEMENT: The meaning specified in Subsection 5.01(a) hereof.

          DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          DESIGNATED DEPOSITORY INSTITUTION: A depository institution (commercial bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC or Bank Insurance Fund to the extent provided by law or the Federal Home Loan Bank of Cincinnati.

          DETERMINATION DATE: The 18th day of the month of the Distribution Date, or if such day is not a Business Day, the preceding Business Day.

          DISTRIBUTION DATE: The 25th day of any month, beginning in the month immediately following the month of the initial issuance of the Certificates, or, if such 25th day is not a Business Day, the Business Day immediately following.

          DTC CUSTODIAN: Bankers Trust of California, N.A., or its successors in interest as custodian for the Depository.

          DUE DATE: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

          DUE PERIOD: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          EVENT OF DEFAULT: An event described in Section 8.01.

          EXCESS LIQUIDATION PROCEEDS: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

          FDIC: Federal Deposit Insurance Corporation or any successor thereto.

          FHA: Federal Housing Authority or any successor thereto.

          FHLMC: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

          FNMA: Federal National Mortgage Association or any successor thereto.

          FRACTIONAL UNDIVIDED INTEREST: With respect to any Class of Certificates (other than the Class X and Class 3-X Certificates), the fractional undivided interest evidenced by any Certificate of such Class, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of such Class. With respect to the Class X Certificates and the Class 3-X Certificates, the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Notional Amount applicable to such Certificate and the denominator of which is the Notional Amount of the applicable Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by each of the Class X, Class 3-X, Class R-1 and Class R-2 Certificates will be deemed to equal 1% multiplied by a fraction the numerator of which is the Current Principal Amount or Notional Amount of each such Certificate and the denominator of which is the aggregate Current Principal Amount or Notional Amount of each such Class and
(ii) a Certificate of any other Class will be deemed to equal 96% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of all the Certificates.

          FUNDS TRANSFER DATE: The Business Day prior to the related Distribution Date in any month.

          GLOBAL CERTIFICATE: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date there will be no Global Certificates.

          GROSS MARGIN: The amount for each Group 3 Mortgage Loan which is added to the applicable Index to determine the Mortgage Interest Rate (subject to the applicable Periodic Rate Cap, Maximum Lifetime Mortgage Rate and Minimum Lifetime Mortgage Rate) as of each Interest Adjustment Date.

          GROUP AVAILABLE FUNDS: Reference to any one of the Group 1 Available Funds, Group 2 Available Funds, Funds or Group 3 Available Funds.

          GROUP 1 AVAILABLE FUNDS, GROUP 2 AVAILABLE FUNDS OR GROUP 3 AVAILABLE
FUNDS: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Mortgage Loans in Mortgage Loan Group 1, Group 2 and Group 3, respectively: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received on or after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances (including Certificate Account Advances) and Compensating Interest Payments by the Master Servicer with respect to such Distribution Date and (c) any amount reimbursed by the Master Servicer pursuant to Subsections 4.02(d) and 4.04(d) in connection with losses on Permitted Investments, except:

          (i) all payments that were due on or before the Cut-off Date;

          (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

          (iii) all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

          (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances (including Certificate Account Advances);

          (v) amounts of Monthly Advances (including Certificate Account Advances) determined to be Nonrecoverable Advances;

          (vi) amounts permitted to be withdrawn from the Certificate Account pursuant to Subsection 4.03(a); and

          (vii) amounts withdrawn by the Trustee pursuant to Subsection 4.03(b) to pay the Trustee's Fee and expenses.

          GROUP 1-2 CERTIFICATES: Group 1-2 Senior Certificates and Group 1-2 Subordinated Certificates.

          GROUP 3 CERTIFICATES: Group 3 Senior Certificates and Group 3 Subordinate Certificates.

          GROUP 1-2 CROSS-OVER DATE: The first Distribution Date on which the aggregate Current Principal Amount of the Group 1-2 Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution
Date).

          GROUP 3 CROSS-OVER DATE: The first Distribution Date on which the aggregate Current Principal Amount of the Group 3 Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution
Date).

          GROUP 1 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

          GROUP 2 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

          GROUP 3 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

          GROUP 1-2 ORIGINAL SUBORDINATE PRINCIPAL BALANCE: The aggregate Current Principal Amounts of the Group 1-2 Subordinate Certificates as of the Closing Date.

          GROUP 3 ORIGINAL SUBORDINATE PRINCIPAL BALANCE: The aggregate Current Principal Amounts of the Group 3 Subordinate Certificates as of the Closing Date.

          GROUP 1-2 SENIOR CERTIFICATES: Class 1-A, Class 2-A, Class X, Class R-1 and Class R-2 Certificates.

          GROUP 3 SENIOR CERTIFICATES: Class 3-A and Class 3-X Certificates.

          GROUP 1 SENIOR OPTIMAL PRINCIPAL AMOUNT, GROUP 2 SENIOR OPTIMAL PRINCIPAL AMOUNT OR GROUP 3 SENIOR OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of:

               (i) the Group 1 Senior Percentage, the Group 2 Senior Percentage, or the Group 3 Senior Percentage, respectively, of the sum of Scheduled Principal due on the related Due Date on each Outstanding Mortgage Loan in the related Mortgage Loan Group as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and the principal portion of Debt Service Reductions but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) other than Balloon Payments.

               (ii) the Group 1 Senior Prepayment Percentage, the Group 2 Senior Prepayment Percentage, or the Group 3 Senior Prepayment Percentage, respectively, of all Voluntary Principal Prepayments in part on Mortgage Loans in the Mortgage Group received during the related Prepayment Period, together with the Group 1 Senior Prepayment Percentage, the Group 2 Senior Prepayment Percentage, 3 Senior Prepayment Percentage, respectively, of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period and all Balloon Payments received on each Balloon Mortgage Loan in the related Mortgage Loan in the related Mortgage Loan Group during the applicable Due Period;

               (iii) the lesser of (x) the Group 1 Senior Prepayment Percentage, the Group 2 Senior Prepayment Percentage or the Group 3 Senior Prepayment Percentage respectively, of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Mortgage Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans in the related Mortgage Loan Group described in clause (B)) and (B) the Scheduled Principal Balance of each Mortgage Loan purchased by an Insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy as an alternative to paying a claim thereunder ; and (y) the Group 1 Senior Percentage, the Group 2 Senior Percentage, or the Group 3 Senior Percentage, respectively, of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans in the related Mortgage Loan Group described in clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan that was purchased by an Insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy as an alternative to paying a claim thereunder;

               (iv) the Group 1-A Senior Prepayment Percentage, the Group 2-A Senior Prepayment Percentage or the Group 3-A respectively, of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was purchased on such Distribution Date pursuant to Section 2.02, 2.03A(b) or 3.19; and

               (v) the Group 1-A Senior Prepayment Percentage, the Group 2-A Senior Prepayment Percentage or the Group 3-A Senior Prepayment Percentage, respectively, of the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by the Master Servicer with a Substitute Mortgage Loan pursuant to Section 2.04 during the month of such Distribution Date and the Scheduled Principal Balance of such Substitute Mortgage Loan.

          GROUP 1 SENIOR PERCENTAGE: Initially 91.50000%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amounts of all of the Class 1-A Certificates and the Residual Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balances of all the Group 1 Mortgage Loans as of the beginning of the related Due Period.

          GROUP 2 SENIOR PERCENTAGE: Initially 91.49940%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Class 2-A Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balances of all of the Group 2 Mortgage Loans as of the beginning of the related Due Period.

          GROUP 3 SENIOR PERCENTAGE: Initially 92.749934%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Class 3-A Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balances of all of the Group 3 Mortgage Loans as of the beginning of the related Due Period.

          GROUP 1 SENIOR PREPAYMENT PERCENTAGE AND GROUP 2 SENIOR PREPAYMENT
PERCENTAGE: With respect to Group 1 Mortgage Loans and Group 2 Mortgage Loans on any Distribution Date occurring during the periods set forth below will be as follows:

PERIOD (DATES INCLUSIVE)                        GROUP 1 OR GROUP 2 SENIOR
PERCENTAGE                                      PREPAYMENT

January 25, 1998 -December 25, 2002             100%

January 25, 2003 -December 25, 2003             applicable Senior
                                                Percentage plus 70%  of the
                                                applicable Subordinate
                                                Percentage

January 25, 2004 -December 25, 2004             applicable Senior
                                                Percentage plus 60%  of the
                                                applicable Subordinate
                                                Percentage

January 25, 2005 -December 25, 2005             applicable Senior
                                                Percentage plus 40%  of the
                                                applicable Subordinate
                                                Percentage

 January 25, 2006 -December 25, 2006            applicable Senior
                                                Percentage plus 20%  of the
                                                applicable Subordinate
                                                Percentage

January 25, 2007 and thereafter                 applicable Senior
Percentage

          Notwithstanding the foregoing, if on any Distribution Date the applicable Senior Percentage exceeds the related Senior Percentage as of the Cut-off Date, the Group 1 or Group 2 Senior Prepayment Percentage, as applicable, for such Distribution Date will equal 100%. Upon reduction of the Current Principal Amount of Class of Group 1 or Group 2 Senior Certificates to zero, the related Senior Prepayment Percentage with respect to such Class of Certificates will equal 0%. On the Distribution Date on which the aggregate of the Current Principal Amounts of any Class of Group 1 or Group 2 Senior Certificates are reduced to zero, such Certificates' Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction; provided that in the circumstances described in paragraph (vi) in Section 6.01(a), prepayments resulting from Mortgage Loans in Mortgage Loan Group 1 or Mortgage Loan Group 2 and otherwise distributable to the Subordinate Certificates will be distributed to the Senior Certificates related to the other such Mortgage Loan Group.

          In addition, notwithstanding the foregoing, no reduction of a Group 1 or Group 2 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding principal balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Group 1-2 Subordinate Certificates averaged over the last six months, does not exceed 50%, and (ii) cumulative Realized Losses on the Group 1 Mortgage Loans and the Group 2 Mortgage Loans do not exceed (A) 30% of the Group 1-2 Original Subordinate Principal Balance if such Distribution Date occurs between and including January 2003 and December 2003, (B) 35% of the Group 1-2 Original Subordinate Principal Balance if such Distribution Date occurs between and including January 2004 and December 2004, (C) 40% of the Group 1-2 Original Subordinate Principal Balance if such Distribution Date occurs between and including January 2005 and December 2005, (D) 45% of the Group 1-2 Original Subordinate Principal Balance if such Distribution Date occurs between and including January 2006 and December 2006 and (E) 50% of the Group 1-2 Original Subordinate Principal Balance if such Distribution Date occurs in January 2007 or thereafter.

          GROUP 3 SENIOR PREPAYMENT PERCENTAGE: With respect to Mortgage Loan Group 3 on any Distribution Date occurring during the periods set forth below will be as follows:


PERIOD (DATES INCLUSIVE)                     GROUP 3 SENIOR PREPAYMENT
                                             PERCENTAGE

January 25, 1998 -December 25, 2007          100%

January 25, 2008 -December 25, 2008          applicable Senior
                                             Percentage plus 70%  of the
                                             applicable Subordinate
                                             Percentage

January 25, 2009 -December 25, 2009          applicable Senior
                                             Percentage plus 60%  of the
                                             applicable Subordinate
                                             Percentage

January 25, 2010 -December 25, 2010          applicable Senior
                                             Percentage plus 40%  of the
                                             applicable Subordinate
                                             Percentage

January 25, 2011 - December 25, 2011         applicable Senior
                                             Percentage plus 20%  of the
                                             applicable Subordinate
                                             Percentage

January 25, 2012 and thereafter              applicable Senior Percentage


          Notwithstanding the foregoing, if on any Distribution Date the Group 3 Senior Percentage exceeds the Group 3 Senior Percentage as of the Cut-off Date, the Group 3 Senior Prepayment Percentage for such Distribution Date will equal 100%.

          In addition, no reduction of a Group 3 Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding principal balance of the Group 3 Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates averaged over the last six months, does not exceed 40%, and (ii) cumulative Realized Losses on the Group 3 Mortgage Loans do not exceed (A) 30% of the Group 3 Original Subordinate Principal Balance. Notwithstanding the above, if on any Distribution Date (a) the Credit Support Percentage for the Group 3 Certificates prior to giving effect to any distributions on such Distribution Date, exceeds twice the initial Credit Support Percentage for such Certificate Group and (b) the provisions of clauses (i) and (ii) of the immediately preceding sentence are met, then the Group 3 Senior Prepayment Percentage for such Distribution Date will equal the sum of the Group 3 Senior Percentage for such Distribution Date and 50% of the Group 3 Subordinate Percentage for such Distribution Date, if such Distribution Date is prior to January 2001, and will equal the Group 3 Senior Percentage for such Distribution Date, if such Distribution Date occurs on or after January 2001.

          GROUP 1-2 SUBORDINATE CERTIFICATES: Class B-1, Class B- 2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

          GROUP 3 SUBORDINATE CERTIFICATES: Class 3-B-1, Class 3- B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates.

          GROUP 1-2 SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT: As to any Distribution Date, the amount by which (a) the sum of the Current Principal Amounts of the Group 1 and Group 2 Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Current Principal Amounts of the Group 1 and Group 2 Certificates on such Distribution Date) exceeds (b) the sum of the Scheduled Principal Balances of the Group 1 and Group 2 Mortgage Loans on the first day of the month of such Distribution Date.

          GROUP 3 SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT: As to any Distribution Date, the amount by which (a) the sum of the Current Principal Amounts of Group 3 Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Current Principal Amounts of the Group 3 Certificates on such Distribution Date) exceeds
(b) the aggregate Scheduled Principal Balances of the Group 3 Mortgage Loans on the first day of the month of such Distribution Date.

          GROUP 1-2 SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum of the following with respect to Group 1 Mortgage Loans and Group 2 Mortgage Loans, without duplication, of the following (but in no event greater than the aggregate Current Principal Amounts of the Group 1-2 Subordinate Certificates immediately prior to such Distribution Date):

          (i) the applicable Group 1-2 Subordinate Percentage of the sum of all Scheduled Principal due on the related Due Date on each Outstanding Mortgage Loan in Mortgage Loan Group 1 and Mortgage Loan Group 2 as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments, but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) other than Balloon Payments;

          (ii) the applicable Group 1-2 Subordinate Prepayment Percentage, of all Voluntary Principal Prepayments in part on Mortgage Loans in Mortgage Loan Group 1 and Mortgage Loan Group 2 received during the related Prepayment Period and of all Balloon Payments on Group 1 and Group 2 Mortgage Loans received during the related Due Period, together with the applicable Group 1-2 Subordinate Prepayment Percentage, of the Scheduled Principal Balance of each Group 1 and Group 2 Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

          (iii) the excess, if any, of (x) the sum of (A) all Net Liquidation Proceeds allocable to principal on Mortgage Loans in Mortgage Loan Group 1 and Mortgage Loan Group 2 received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and (B) the Scheduled Principal Balance of each Mortgage Loan in Mortgage Loan Group 1 and Mortgage Loan Group 2 that was purchased by an Insurer from the Trust during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy as an alternative to paying a claim, over (y) the sum of the amounts distributable pursuant to clause (iii) of the definitions of Group 1-2 Senior Optimal Principal Amount or Group 3 Senior Optimal Principal Amount, respectively, on such Distribution Date;

          (iv) the applicable Group 1-2 Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in Mortgage Loan Group 1 and Mortgage Loan Group 2 which was purchased by the Master Servicer or Liberty on such Distribution Date pursuant to
          Section 2.02, 2.03A(b) or 3.19; and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan in Mortgage Loan Group 1 and Mortgage Loan Group 2 that has been replaced by Liberty with a Substitute Mortgage Loan pursuant to Section 2.04 during the month of such Distribution Date and the Scheduled Principal Balance of such Substitute Mortgage Loan; and

          (v) on the Distribution Date on which the Current Principal Amount of the Group 1 and/or Group 2 Senior Certificates have been reduced to zero, 100% of the Group 1 or Group 2 Senior Optimal Principal Amount, as applicable, remaining undistributed on such date, subject to the limitations described under Section 6.01(a)(vi) hereof.

After the aggregate Current Principal Amounts of the Group 1-2 Subordinate Certificates have been reduced to zero, the Group 1-2 Subordinate Optimal Principal Amount shall be zero.

          GROUP 3 SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amounts of the Group 3 Subordinate Certificates immediately prior to such Distribution Date):

          (i) the Group 3 Subordinate Percentage of the sum of all Scheduled Principal due on the related Due Date on each Outstanding Mortgage Loan in Mortgage Loan Group 3 as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments, but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) other than Balloon Payments;

          (ii) the Group 3 Subordinate Prepayment Percentage of all Voluntary Principal Prepayments in part on Mortgage Loans in the Mortgage Loan Group 3 received during the related Prepayment Period and of all Balloon Payments on Group 3 Mortgage Loans received during the related Due Period, together with the Group 3 Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Group 3 Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

          (iii) the excess, if any, of (x) the sum of (A) all Net Liquidation Proceeds allocable to principal on Group 3 Mortgage Loans received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and (B) the Scheduled Principal Balance of each Group 3 Mortgage Loan that was purchased by an Insurer from the Trust during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy as an alternative to paying a claim, over (y) the sum of the amounts distributable pursuant to clause (iii) of the definition of Group 3 Senior Optimal Principal Amount, on such Distribution Date;

          (iv) the Group 3 Subordinate Prepayment Percentage, of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan in Mortgage Loan Group 3 which was purchased on such Distribution Date pursuant to
          Section 2.02, 2.03A(b) or 3.19 and (b) the difference, if any, between the Scheduled Principal Balance of a Group 3 Mortgage Loan that has been replaced by Liberty with a Substitute Mortgage Loan pursuant to
          Section 2.04 during the month of such Distribution Date and the Scheduled Principal Balance of such Substitute Mortgage Loan; and

          (v) On the Distribution Date on which the Current Principal Amount of the Group 3 Senior Certificates have been reduced to zero, 100% of the Group 3 Senior Optional Principal Amount remaining undistributed on such date.

After the aggregate current Principal Amounts of the Group 3 Subordinate Certificates have been reduced to zero, the Group 3 Subordinate Optimal Principal Amount, shall be zero.

          GROUP 1-2 SUBORDINATE PERCENTAGE: The Group 1-2 Subordinate Certificates will have two Subordinate Percentages, one with respect to the Group 1 Mortgage Loans and one with respect to the Group 2 Mortgage Loans. On any Distribution Date, with respect to the Group 1 Mortgage Loans 100% minus the Group 1 Senior Percentage, initially 8.500000% and with respect to the Group 2 Mortgage Loans, 100% minus the Group 2 Senior Percentage, initially 8.500002%%.

          GROUP 3 SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the Group 3 Senior Percentage, initially 7.250066%.

          GROUP 1-2 SUBORDINATE PREPAYMENT PERCENTAGE: The Group 1-2 Subordinate Certificates will have two Subordinate Prepayment Percentages, one with respect to the Group 1 Mortgage Loans and one with respect to the Group 2 Mortgage Loans. On any Distribution Date, with respect to the Group 1 Mortgage Loans 100% minus the Group 1 Senior Prepayment Percentage, and with respect to the Group 2 Mortgage Loans, 100% minus the Group 2 Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Class 1-A Certificates and the Residual Certificates, in the case of the first such percentage and the Class 2-A Certificates in the case of the second, have each been reduced to zero, the Group 1-2 Subordinate Prepayment Percentage with respect to the Group 1 Mortgage Loans or the Group 1-2 Subordinate Prepayment Percentage with respect to the Group 2 Mortgage Loans, respectively, will equal 100%.

          GROUP 3 SUBORDINATE PREPAYMENT PERCENTAGE: On any Distribution Date, 100% minus the Group 3 Senior Prepayment Percentage except that on any Distribution Date after the Current Principal Amounts of the Class 3-A Certificates, have been reduced to zero, the Group 3 Subordinate Prepayment Percentage will equal 100%

          HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 11.02(b) and 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller, the Master Servicer or a Sub-Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

          INDEMNIFIED PERSONS: The Trustee, its officers, directors, agents and employees and any separate or co-trustee and its officers, directors, agents and employees.

          INDEPENDENT: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Seller or the Master Servicer and of any Affiliate of the Seller or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer, or any Affiliate of the Seller or the Master Servicer, and (c) is not connected with the Seller or the Master Servicer, or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          INDEX: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

          INDIVIDUAL CERTIFICATE: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

          INSTITUTIONAL ACCREDITED INVESTOR: Any Person meeting the requirements of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act (or any entity in which all the equity holders come within such paragraphs).

          INSURANCE POLICY: With respect to any Mortgage Loan, any Primary Mortgage Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy.

          INSURANCE PROCEEDS: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse Insured Expenses.

          INSURED EXPENSES: Expenses covered by any Insurance Policy.

          INSURER: Any issuer of an Insurance Policy.

          INTEREST ACCRUAL PERIOD: With respect to each Distribution Date, for each Class of Certificates, the calendar month preceding the month in which the Distribution Date occurs, commencing in December, 1997.

          INTEREST ADJUSTMENT DATE: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

          INTEREST SHORTFALL: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Voluntary Principal Prepayment, or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

               (a) partial principal prepayments: The difference between (i) one month's interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such repayment;

               (b) principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment; and

               (c) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

          INVESTMENT LETTER: The letter to be furnished by each Institutional Accredited Investor which purchases Class B-4, Class B-5, Class B-6, Class 3-B-4, Class 3-B-5 or Class 3-B-6 Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

          LIBERTY: Liberty Savings Bank, FSB, in its individual capacity and in its capacity as trustee.

          LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

          LIQUIDATION DATE: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

          LIQUIDATION EXPENSES: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer and not recovered by the Master Servicer under any Primary Mortgage Insurance Policy for reasons other than the Master Servicer's failure to ensure the maintenance of or compliance with a Primary Mortgage Insurance Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

          LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

          LLSI: Liberty Lending Services, Inc.

          LOAN SUMMARY AND REMITTANCE REPORT: The report to be submitted by the Master Servicer to the Trustee pursuant to Subsection 6.07(b).

          LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

          LOST NOTES: The original Mortgage Notes that are reported by Liberty as being lost as set forth on Exhibit I hereto.

          LOSS ALLOCATION LIMITATION: The meaning specified in Section 6.03(c) hereof.

          MASTER SERVICER: With respect to the Mortgage Loans, LLSI, or its successor in interest, or any successor master servicer with respect to the Mortgage Loans appointed as herein provided.

          MASTER SERVICING FEE: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Master Servicing Fee Rate.

          MASTER SERVICING FEE RATE: With respect to each Mortgage Loan, the per annum rate of 0.500%.

          MAXIMUM LIFETIME MORTGAGE RATE: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

          MINIMUM LIFETIME MORTGAGE RATE: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

          MOODY'S: Moody's Investors Service, Inc., and its successors in interest.

          MONTHLY ADVANCE: The advance (including a Certificate Account Advance) required to be made by the Master Servicer on the related Advancing Date pursuant to Section 6.08.

          MORTGAGE FILE: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          MORTGAGE INTEREST RATE: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate as of the Cut-off Date is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

          MORTGAGE LOAN: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

          MORTGAGE LOAN GROUP: Any one of Mortgage Loan Group 1, Mortgage Loan Group 2, or Mortgage Loan Group 3, each of which constitutes a separate sub-trust.

          MORTGAGE LOAN GROUP 1: The group of Mortgage Loans which is composed of the Group 1 Mortgage Loans.

          MORTGAGE LOAN GROUP 2: The group of Mortgage Loans which is composed of the Group 2 Mortgage Loans.

          MORTGAGE LOAN GROUP 3: The group of Mortgage Loans which is composed of the Group 3 Mortgage Loans.

          MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of December 26, 1997, among Liberty in its individual capacity and as trustee, as seller and Bear Stearns Mortgage Securities Inc., as purchaser, and all amendments thereof and supplements thereto.

          MORTGAGE LOAN SCHEDULE: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement, which shall separately identify the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans.

          MORTGAGE NOTE: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

          MORTGAGED PROPERTY: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

          MORTGAGOR: The obligor on a Mortgage Note.

          NET INTEREST SHORTFALL: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

          NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the Master Servicer in accordance with this Agreement and (ii) unreimbursed advances by the Master Servicer or a Sub-Servicer and Monthly Advances including Certificate Account Advances.

          NET RATE: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the sum of the Master Servicing Fee and the Trustee's Fee (each such fee being expressed as a per annum rate).

          NONRECOVERABLE ADVANCE: Any advance (i) which was previously made or is proposed to be made by the Master Servicer and (ii) which, in the good faith judgment of the Master Servicer, as evidenced by an Officer's Certificate, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Master Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance was made.

          NOTIONAL AMOUNT: On any Distribution Date, with respect to (a) the Class X Certificates an amount equal to the aggregate of the Scheduled Principal Balances of the Group 1 Mortgage Loans and Group 2 Mortgage Loans as of the related Due Date and (b) the Class 3-X Certificates an amount equal to the aggregate Scheduled Principal Balances of the Group 3 Loans as of the related Due Date.

          OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President of the Master Servicer and delivered to the Trustee, as required by this Agreement.

          OPINION OF COUNSEL: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Master Servicer.

          ORIGINAL SUBORDINATE PRINCIPAL BALANCE: The sum of the aggregate Current Principal Amounts of each Class of Subordinate Certificates as of the Cut-off Date.

          ORIGINAL VALUE: The Appraised Value of a Mortgaged Property at the time of origination of a Mortgage Loan or, in instances where no appraisal is available, the value determined from a BPO obtained no earlier than October 20, 1997.

          OUTSTANDING MORTGAGE LOAN: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Sections 2.02, 2.03 or 3.19 or replaced pursuant to
Section 2.04.

          OUTSTANDING PRINCIPAL BALANCE: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Insurance Proceeds with respect thereto to the extent applied to principal.

          PASS-THROUGH RATE: As to each Class of Certificates, the rate of interest set forth, or determined as provided with respect thereto, in Section
5.01. Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

          PERIODIC RATE CAP: With respect to each Group 3 Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

          PERMITTED INVESTMENTS: Any one or more of the following obligations or securities:

               (i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

               (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee acting in its commercial banking capacity) and subject to supervision and examination by federal or state banking authorities, provided that the commercial paper or the short-term deposit rating or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

               (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

               (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances and amounts of all the Mortgage Loans and Permitted Investments held as part of the Trust;

               (v) commercial paper (including both noninterest- bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

               (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

               (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency; and

               (viii) any money market funds(including, without limitation, BT Institutional Treasury Money Fund) the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and having the Applicable Credit Rating or better from each Rating Agency;

PROVIDED, HOWEVER, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par.

          PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          PHYSICAL CERTIFICATES: The Class R-1, Class R-2, Class B-4, Class B-5, Class B-6, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates; provided that as set forth in Section 5.01(a), if one or more Classes of Class R-1, Class R-2, Class B-4, Class B-5, Class B-6, Class 3-B-4, Class 3-B-5 and/or Class 3-B-6 Certificates have become Global Certificates, then with respect to such Class or Classes, only to the extent provided in Section 5.02.

          PLAN: As defined in Section 5.07(a).

          PREPAYMENT DISTRIBUTION TRIGGER: For each Class of either the Group 1-2 Subordinate Certificates or the Group 3 Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Subordinate Certificates in the same Subordinate Certificate Group subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans in Mortgage Loan Group 1 and Mortgage Loan Group 2 in the case of the Group 1-2 Subordinate Certificates or in Mortgage Loan Group 3 in the case of a Group 3 Subordinated Certificates, in each case as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

          PREPAYMENT PERIOD: With respect to any Mortgage Loan and any Distribution Date, the calendar month preceding the month of such Distribution Date.

          PRIMARY MORTGAGE INSURANCE POLICY: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, or any replacement policy therefor.

          PRINCIPAL PREPAYMENT: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the purchase price in connection with any purchase of a Mortgage Loan, any cash deposit in connection with the substitution of a Mortgage Loan, and the principal portion of Net Liquidation Proceeds.

          PRIVATE CERTIFICATE: Any Class B-4, Class B-5, Class B- 6, Class 3-B-4, Class 3-B-5 or Class 3-B-6 Certificate.

          PROTECTED ACCOUNT: A segregated account established and maintained by the Master Servicer or any Sub-Servicer with respect to the Mortgage Loans and with respect to REO Property in a Designated Depository Institution for receipt of principal and interest and other amounts as described in Section 4.01.

          QIB: Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

          QUALIFIED INSURER: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass- through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

          RATING AGENCIES: Moody's and DCR.

          RATING AGENCY ELIGIBLE ACCOUNT: An account, including one maintained with the Trustee, which either (i) is a trust account maintained with the trust department of a depository institution or trust company (including the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or (ii) is maintained with an entity which is an institution whose deposits are insured by the FDIC or the Bank Insurance Fund, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A" or better by Moody's and DCR, or one of the two highest short- term ratings by Moody's and DCR, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws, (d) a principal subsidiary of a bank holding company or (e) the Federal Home Loan Bank of Cincinnati.

          REALIZED LOSS: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, the positive amount, if any, of (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation LESS (y) the related Net Liquidation Proceeds.

          RECORD DATE: With respect to any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

          REINVESTMENT AGREEMENTS: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

          RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          RELIEF ACT MORTGAGE LOAN: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

          REMIC: A real estate mortgage investment conduit, as defined in the Code.

          REMIC I: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC II Regular Certificates.

          REMIC II: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) the Mortgage Loans, (ii) the Certificate Account,
(iii) any REO Property and (iv) any proceeds of the foregoing. Expenses and fees of the Trust shall be paid by REMIC II.

          REMIC II CERTIFICATES: The REMIC II Regular Certificates and the Class R-2 Certificates.

          REMIC II REGULAR CERTIFICATES: As defined in Section 5.01.

          REMIC OPINION: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause either REMIC I or REMIC II to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions or (iii) constitute a taxable contribution after the Startup Day.

          REMIC PROVISIONS: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

          REO PROPERTY: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

          REPURCHASE PRICE: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased pursuant to Section
2.02 or 2.03(A) an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition) plus (ii) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase reduced by (ii) any portion of the Master Servicing Fee or advances payable to the purchaser of the Mortgage Loan.

          REQUEST FOR RELEASE: A request for release in the form attached hereto as Exhibit D.

          REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

          RESIDUAL CERTIFICATES: The Class R-1 and R-2 Certificates.

          RESPONSIBLE OFFICER: Any officer assigned to the corporate trust department or similar department of the Trustee (or any successor division or department thereto), and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          RULE 144A CERTIFICATE: The certificate to be furnished by each purchaser of a Private Certificate which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

          SCHEDULED PAYMENT: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

          SCHEDULED PRINCIPAL: The principal portion of any Scheduled Payment.

          SCHEDULED PRINCIPAL BALANCE: With respect to any Mortgage Loan on any Distribution Date, (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) plus (ii) in the case of each Group 3 Mortgage Loan which negatively amortizes, any Deferred Interest added to principal through such Due Date and less (iii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated Mortgage Loan is zero.

          SECURITIES ACT: The Securities Act of 1933, as amended.

          SECURITIES LEGEND: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE SECURITIES ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B)IF REQUSTED BY THE TRUSTEE AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

          SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

          SELLER: Bear Stearns Mortgage Securities Inc., a Delaware corporation, or its successors in interest.

          SENIOR CERTIFICATES: The Class 1-A, Class 2-A, Class X, Class 3-A, Class 3-X and Class R-1 and Class R-2 Certificates.

          SENIOR PERCENTAGE: The Group 1 Senior Percentage, the Group 2 Senior Percentage, or the Group 3 Senior Percentage.

          SENIOR PREPAYMENT PERCENTAGE: The Group 1 Senior Prepayment Percentage, the Group 2 Senior Prepayment Percentage, or the Group 3 Senior Prepayment Percentage.

          SERVICING ACCOUNT: The separate account(s) created and maintained by the Master Servicer or each Sub-Servicer with respect to the Mortgage Loans or with respect to REO Property in a Designated Depository Institution for collection of taxes, assessments, insurance premiums and comparable items as described in Section 3.07.

          SERVICING ADVANCES: All reasonable and customary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (iv) compliance with the obligations under Section 3.07 or 3.10, and (v) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the first lien on the Mortgaged Property pursuant to Section 3.12, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Master Servicer to the extent provided in Sections 4.02(b) and 4.03(b).

          SERVICING OFFICER: Any officer of the Master Servicer or of an agent or independent contractor through which all or part of the Master Servicer's master servicing responsibilities are carried out, involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer as such list may from time to time be amended in accordance with the foregoing.

          STARTUP DAY: December 30, 1997.

          SUBORDINATE CERTIFICATE GROUP: The Group 1-2 Subordinate Certificates or the Group 3 Subordinate Certificates.

          SUBORDINATE CERTIFICATES: Class B-1, Class B-2, Class B- 3, Class B-4, Class B-5, Class B-6, Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates.

          SUBORDINATE PERCENTAGE: A Group 1-2 Subordinate Percentage or Group 3 Subordinate Percentage.

          SUBORDINATE PREPAYMENT PERCENTAGE: A Group 1-2 Subordinate Prepayment Percentage or Group 3 Subordinate Prepayment Percentage.

          SUB-SERVICER: Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

          SUB-SERVICING AGREEMENT: The written contract between the Master Servicer and a Sub-Servicer and any successor Sub- Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

          SUBSTITUTE MORTGAGE LOAN: A mortgage loan tendered to the Trustee pursuant to Section 2.04, in each case, in the opinion of the Master Servicer,
(i) which has an Outstanding Principal Balance not materially greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution;
(vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted; and (viii) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan. The opinion of the Master Servicer shall be evidenced by an Officer's Certificate delivered to the Trustee.

          TAX MATTERS PERSON: For each of REMIC I and REMIC II, the Holder of the Class R-1 and R-2 Certificates, respectively, as more particularly set forth in Section 9.13 hereof.

          TRUST FUND or TRUST: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in
Section 2.01(a).

          TRUSTEE: Bankers Trust Company of California, N.A. or its successor in interest, or any successor trustee appointed as herein provided.

          TRUSTEE'S FEES: With respect to each Distribution Date, the amount to be paid to the Trustee calculated monthly on a Mortgage Loan by Mortgage Loan basis, equal to the sum of (i) with respect to each Mortgage Loan which has been prepaid in full during the related Prepayment Period, the product of (a) the amount of the Principal Prepayment, (b) 0.010% per annum and (c) a fraction, the numerator of which is the number of days elapsed from the Due Date in the month prior to the month of such Distribution Date to the date of Principal Prepayment and the denominator of which is 365, and (ii) with respect to all other Mortgage Loans, the product of (x) the Scheduled Principal Balance of the Mortgage Loans on the Due Date in the month prior to the month of such Distribution Date and
(y) one-twelfth of 0.010%.

          UNINSURED CAUSE: Any cause of damage to a Mortgaged Property or REO Property such that the complete restoration of such Mortgaged Property or REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.10, without regard to whether or not such policy is maintained.

          VA: The United States Veterans Administration.

          VA GUARANTEED LOANS: Mortgage Loans that are partially guaranteed by the VA.

          VALUE: With respect to any Mortgaged Property, the value thereof as determined by use of either (i) an appraisal at the time of the origination of the related loan or the sales price or (ii) a BPO obtained no earlier than October 20, 1997.

          VOLUNTARY PRINCIPAL PREPAYMENT: With respect to any Distribution Date, any Principal Prepayment received from the related Mortgagor on a Mortgage Loan.

                                   ARTICLE II

                          Conveyance of Mortgage Loans;
                        Original Issuance of Certificates

          Section 2.01. CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE. (a) The Seller concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trustee without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Certificate Account (excluding any income to the Master Servicer from Permitted Investments under Subsection 4.02(d)), (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Master Servicer or a Sub-Servicer in Protected Accounts (excluding any income to the Master Servicer or any Sub-Servicer from Permitted Investments under Subsection 4.01(a)), (iv) such assets relating to the Mortgage Loans as from time to time may be held by the Trustee in the Custody Account (excluding any income to the Master Servicer from Permitted Investments under Section 4.04(d)), (v) any Servicing Accounts (to the extent the mortgagee has a claim thereto and excluding any income to the Master Servicer or Sub-Servicer or interest payable to Mortgagors pursuant to applicable law), (vi) any REO Property, (vii) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (viii) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03A(a), and (ix) any proceeds of the foregoing. The Mortgage Loans that constitute part of the Trust shall be divided into three separate sub-trusts, one for the Group 1 Mortgage Loans, one for the Group 2 Mortgage Loans and one for the Group 3 Mortgage Loans, Although it is the intent of the parties to this Agreement that the conveyance of the Seller's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Seller shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

          (b) In connection with the above transfer and assignment, the Seller hereby deposits with the Trustee, with respect to each Mortgage Loan, (i) the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Security Instrument, which shall have been recorded, with evidence of such recording indicated thereon, (iii) a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Security Instrument, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon,
(iv) all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Seller with evidence of recording thereon,
(v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any, and (vi) originals of all modification agreements, if applicable and available; PROVIDED, HOWEVER, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Security Instrument or intervening assignments thereof which have been delivered or are being delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by Liberty, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Security Instrument, assignment to the Trustee, or intervening assignments thereof if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from Liberty to such effect) the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to the 608 Mortgage Loans, with an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $40,594,863.00, each as identified in the list delivered by the Seller to the Trustee on the Closing Date, the Seller may deliver a lost note affidavit from Liberty and, if available, a copy of the original Mortgage Note; and PROVIDED, FURTHER, HOWEVER, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification of a Servicing Officer to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Certificate Account on the Closing Date. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee promptly after they are received. Liberty shall cause, at its expense, the Security Instrument and intervening assignments, if any, and the assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date.

          Section 2.02. ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE. (a) The Trustee acknowledges receipt of, subject to its further review and the exceptions it notes pursuant to the procedures described below, the documents (or certified copies thereof) delivered to it pursuant to Section 2.01 and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. No later than 45 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within 5 days after the receipt by the Trustee thereof), the Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller and the Master Servicer an Initial Certification substantially in the form annexed hereto as Exhibit G. In conducting such review, the Trustee will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in Exhibit B to this Agreement, as supplemented (PROVIDED, HOWEVER, that (i) with respect to those documents described in subclause (b)(vi) of Section 2.01, the Trustee's obligations shall extend only to documents actually delivered pursuant to such subsection, and (ii) the Trustee will have no obligation to establish (a)an unbroken chain of endorsements from the original payee to the person endorsing it to the Trustee, (b) evidence of the recording of assignments described in subsection (b)(iii) and (c) the receipt of those documents described in subclauses (b)(iv) and (b)(v)). In performing any such review, the Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B, the Trustee shall promptly notify Liberty. Liberty shall correct or cure any such defect within 60 days from the date of notice from the Trustee of the defect and if Liberty fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, Liberty, will, subject to
Section 2.04, within 90 days from the Trustee's notification purchase such Mortgage Loan at the Repurchase Price; PROVIDED, HOWEVER, that if such defect relates solely to the inability of Liberty to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, Liberty shall not be required to purchase such Mortgage Loan if Liberty delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

          (b) No later than 180 days after the Closing Date, the Trustee will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Seller and the Master Servicer, a Final Certification substantially in the form annexed hereto as Exhibit H. In conducting such review, the Trustee will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B, the Trustee shall promptly notify Liberty (PROVIDED, HOWEVER, that (i) with respect to those documents described in subclause (b)(vi) of Section 2.01, the Trustee's obligations shall extend only to documents actually delivered pursuant to such subsection, and (ii) the Trustee will have no obligation to establish (a)an unbroken chain of endorsements from the original payee to the person endorsing it to the Trustee, (b) evidence of the recording of assignments described in subsection (b)(iii) and (c) the receipt of those documents described in subclauses (b)(iv) and (b)(v)). Liberty shall correct or cure any such defect or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 60 days from the date of notice from the Trustee of the defect and if Liberty is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, Liberty shall, subject to Section 2.04, within 90 days from the Trustee's notification purchase such Mortgage Loan at the Repurchase Price; PROVIDED, HOWEVER, that if such defect relates solely to the inability of Liberty to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, Liberty shall not be required to purchase such Mortgage Loan, if Liberty delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

          (c) In the event that a Mortgage Loan is purchased by Liberty in accordance with Subsections 2.02(a) or (b) above or Section 3.19, Liberty shall provide the Repurchase Price to the Trustee for deposit in the appropriate subaccount of the Certificate Account and shall provide to the Trustee written notification detailing the components of the Repurchase Price, signed by a Servicing Officer on or prior to the related Determination Date. Upon deposit of the Repurchase Price in the appropriate subaccount of the Certificate Account, the Trustee shall release to Liberty the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by Liberty as are necessary to vest in Liberty title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. The obligation of Liberty to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

          Section 2.03. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER. (a) LLSI hereby represents and warrants to the Trustee as of the Closing Date that:

               (i) It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is in good standing as a foreign corporation in each jurisdiction where such qualification is necessary and throughout the term of this Agreement will remain a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or any state of reincorporation and in good standing as a foreign corporation in each jurisdiction where such qualification is necessary (except, in the case of foreign corporation qualification both on the date hereof and in the future, where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Master Servicer's ability to enter into this Agreement or to perform its obligations hereunder), and has the corporate power and authority to perform its obligations under this Agreement;

               (ii) The execution and delivery of this Agreement have been duly authorized by all requisite corporate action;

               (iii) This Agreement, assuming due authorization, execution, and delivery by the other parties hereto, will constitute its legal, valid and binding obligation, enforceable in accordance with its terms, except only as such enforcement may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law;

               (iv) Its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not
          (A) violate its certificate of incorporation or bylaws (B) to its knowledge, violate any law or regulation, or any administrative or judicial decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or any of its assets;

               (v) To its best knowledge, after reasonable investigation, it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would reasonably be expected to have consequences that would materially and adversely affect its financial condition or operations or its performance hereunder;

               (vi) It does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement to be performed by it;

               (vii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of its business; and

               (viii) No litigation is pending or, to its best knowledge, threatened against it, which could be reasonably expected to materially and adversely affect its entering into this Agreement or performing its obligations under this Agreement or which would have a material adverse effect on its financial condition.

          Section 2.03A. ASSIGNMENT OF INTEREST IN THE MORTGAGE LOAN PURCHASE AGREEMENT. (a) The Seller hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Mortgage Loan Purchase Agreement (but none of its obligations) insofar as such contract relates to the representations and warranties set forth in Exhibit C hereto regarding the Mortgage Loans (including the substitution and repurchase obligations of Liberty; provided that the obligations of Liberty to substitute or repurchase a Mortgage Loan shall be the Trustee's and the Certificateholder's sole remedy for any breach thereof. At the request of the Trustee, the Seller shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

          (b) If the Seller, Liberty, the Master Servicer or the Trustee discovers a breach of any of the representations and warranties set forth in Exhibit C or Section 7 of the Mortgage Loan Purchase Agreement, and such breach existed on the date the representation and warranty was made, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. Liberty within 60 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to Section 2.04, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; PROVIDED, HOWEVER, that if there is a breach of any representation set forth in Exhibit C and the Mortgage Loan or the related property acquired with respect thereto has been sold, then Liberty shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to Liberty to the extent not required by law to be paid to the borrower.) Any such purchase by Liberty shall be made by Liberty providing to the Trustee an amount equal to the Repurchase Price for deposit in the appropriate subaccount of the Certificate Account and the Trustee, upon receipt of the Repurchase Price and of written notification, signed by a Servicing Officer, on or prior to the related Determination Date, which notification shall detail the components of such Repurchase Price, shall release to Liberty the related Mortgage File and shall execute and deliver all instruments of transfer or assignment furnished to it by Liberty, without recourse, as are necessary to vest in Liberty title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of Liberty to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

          Section 2.04. SUBSTITUTION OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to Sections 2.02 or 2.03A, Liberty may, no later than the date by which such purchase by Liberty would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by an Officer's Certificate of Liberty that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan"; PROVIDED, HOWEVER, that substitution pursuant to this Section 2.04 in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day. The Trustee shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and shall notify the Master Servicer in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the third sentence of Subsection 2.02(a). Within two Business Days after such notification, Liberty shall deposit in the appropriate subaccount of the Certificate Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by Liberty of the Repurchase Price for the purchase of a Mortgage Loan by Liberty. After such notification to Liberty, and, if any such excess exists, upon receipt of such deposit and of written notification thereof signed by a Servicing Officer, the Trustee shall accept such Substitute Mortgage Loan, which shall thereafter be deemed to be a Group 1 Mortgage Loan, Group 2 Mortgage Loan or Group 3 Mortgage Loan, as applicable, hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of Liberty. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of Liberty and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan, the Trustee shall release to Liberty the related Mortgage File related to any Mortgage Loan released pursuant to this Section
2.04 and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in Liberty title to and rights under any Mortgage Loan released pursuant to this Section
2.04. Liberty shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of Subsections 2.01(b) and 2.02(b), with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in Exhibit C shall be deemed to have been made by Liberty with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Master Servicer and the Rating Agencies.

          Section 2.05. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants to the Seller and the Master Servicer, as of the Closing Date (and in the case of paragraphs (iv) and (v) below throughout the term of the Agreement), that:

          (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States with a principal place of business in Irvine, California;

          (ii) Subject to the right of the Trustee to appoint a co-trustee or separate trustee under Section 9.11 hereof in order to meet the legal requirements of a particular jurisdiction, the Trustee has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the Certificates;

          (iii) To the best of the Trustee's knowledge, after reasonable investigation, the execution and delivery by the Trustee of this Agreement and the Certificates and the performance by the Trustee of its obligations under this Agreement and the Certificates will not violate any provision of the Trustee's Articles of Association or By-Laws or any law or regulation governing the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Trustee or any of its assets. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of a national association located in California. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not conflict with, or result in a breach or violation of, any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trustee is a party or by which it or its properties is bound;

          (iv) This Agreement has been duly executed and delivered by the Trustee. This Agreement, when executed and delivered, will constitute the valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law; and

          (v) All funds received by the Trustee and required to be deposited in the Certificate Account and the Custody Account pursuant to this Agreement will be promptly so deposited.

          Section 2.06. ISSUANCE OF CERTIFICATES. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Seller, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Seller has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

          Section 2.07. REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER. The Seller hereby represents and warrants to the Trustee and the Master Servicer as follows:

          (i) the Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

          (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

          (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to enter into this Agreement or perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

          Section 3.01. MASTER SERVICER TO ASSURE SERVICING. (a) The Master Servicer shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Agreement and its normal servicing practices (including making any Servicing Advances), which generally conform to the standards of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The Master Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. The authority of the Master Servicer, in its capacity as master servicer, shall include, without limitation, the power to (i) consult with and advise any Sub-Servicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Sub-Servicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of claims under any Primary Mortgage Insurance Policy and any other matter pertaining to a delinquent Mortgage Loan. The authority of the Master Servicer shall include, in addition, the power on behalf of the Certificateholders, the Trustee or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfers of any related Mortgaged Property and assumptions of the related Mortgage Notes and Security Instruments (in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Master Servicer may, and is hereby authorized, and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders, the Trustee, or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related Mortgage Loans, the Insurance Policies and the accounts related thereto, and the Mortgaged Properties. The Master Servicer may exercise this power in its own name or in the name of a Sub- Servicer.

          (b) Notwithstanding the provisions of Subsection 3.01(a), the Master Servicer shall not take any action inconsistent with the interest of the Trustee or the Certificateholders in the Mortgage Loans or with the rights and interests of the Trustee or the Certificateholders under this Agreement.

          (c) The Trustee shall furnish the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Master Servicer to service and administer the related Mortgage Loans and REO Property.

          Section 3.02. SUB-SERVICING AGREEMENTS BETWEEN MASTER SERVICER AND SUB-SERVICERS. (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Service hereunder. Each Sub-Servicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, and in either case shall be a FHLMC or FNMA approved mortgage servicer. Any Sub-Servicing Agreement entered into by the Master Servicer shall include the provision that such Agreement may be immediately terminated (x) with cause and without any termination fee by any Master Servicer hereunder other than LLSI or (y) without cause in which case the Master Servicer shall be responsible for any termination fee or penalty resulting therefrom. In addition, any Sub-Servicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. With the consent of the Trustee, which consent shall not be unreasonably withheld, the Master Servicer and the Sub-Servicers may enter into Sub-Servicing Agreements and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 51% of the Fractional Undivided Interests of all the Certificates in the aggregate.

          (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub- Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

          Section 3.03. SUCCESSOR SUB-SERVICERS. The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement that may exist in accordance with the terms and conditions of such Sub-Servicing Agreement and without any limitation by virtue of this Agreement; PROVIDED, HOWEVER, that upon termination, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into an appropriate contract with a successor Sub-Servicer pursuant to which such successor Sub- Servicer will be bound by all relevant terms of the related Sub- Servicing Agreement pertaining to the servicing of such Mortgage Loan.

          Section 3.04. LIABILITY OF THE MASTER SERVICER. (a) Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall under all circumstances remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans and any REO Property in accordance with this Agreement. The obligations and liability of the Master Servicer shall not be diminished by virtue of Sub- Servicing Agreements or by virtue of indemnification of the Master Servicer by any Sub-Servicer, or any other Person. The obligations and liability of the Master Servicer shall remain of the same nature and under the same terms and conditions as if the Master Servicer alone were servicing and administering the related Mortgage Loans. The Master Servicer shall, however, be entitled to enter into indemnification agreements with any Sub-Servicer or other Person and nothing in this Agreement shall be deemed to limit or modify such indemnification. For the purposes of this Agreement, the Master Servicer shall be deemed to have received any payment on a Mortgage Loan on the date the Sub-Servicer received such payment; PROVIDED, HOWEVER, that this sentence shall not apply to the Trustee acting as the Master Servicer; PROVIDED, FURTHER, however, that the foregoing provision shall not affect the obligation of the Master Servicer if it is also the Trustee to advance amounts which are not Nonrecoverable Advances.

          (b) Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.05.

          Section 3.05. ASSUMPTION OR TERMINATION OF SUB-SERVICING AGREEMENTS BY TRUSTEE. (a) If the Trustee or its designee shall assume the master servicing obligations of the Master Servicer in accordance with Section 8.02, the Trustee, to the extent necessary to permit the Trustee to carry out the provisions of
Section 8.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Master Servicer under each of the Sub-Servicing Agreements. In such event, the Trustee or its designee as the successor master servicer shall be deemed to have assumed all of the Master Servicer's rights and obligations therein and to have replaced the Master Servicer as a party to such Sub- Servicing Agreements to the same extent as if such Sub-Servicing Agreements had been assigned to the Trustee or its designee as a successor master servicer, except that the Trustee or its designee as a successor master servicer shall not be deemed to have assumed any obligations or liabilities of the Master Servicer arising prior to such assumption and the Master Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreements.

          (b) In the event that the Trustee or its designee as successor master servicer for the Trustee assumes the servicing obligations of the Master Servicer under Section 8.02, upon the reasonable request of the Trustee or such designee as successor master servicer, the Master Servicer shall at its own expense deliver to the Trustee, or at its written request to such designee, photocopies of all documents and records, electronic or otherwise, relating to the Sub-Servicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements, or responsibilities hereunder to the Trustee, or at its written request to such designee as successor master servicer.

          (c) Upon assuming the role of Master Servicer the Trustee may elect to terminate any Sub-Servicing Agreements entered into by the preceding Master Servicer, in which case any termination fee or penalty shall be paid by such preceding Master Servicer.

          Section 3.06. COLLECTION OF MORTGAGE LOAN PAYMENTS. (a) The Master Servicer will make remittances itself or will coordinate and monitor remittances by Sub-Servicers to the Trustee with respect to the Mortgage Loans in accordance with this Agreement.

          (b) The Master Servicer shall make its reasonable best efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow, and use its best efforts to cause Sub-Servicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies. In the event the Master Servicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless make a Monthly Advance or shall cause the related Sub-Servicer to make an advance to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property; PROVIDED, HOWEVER, that the obligation of the Master Servicer to make a Monthly Advance shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are not Nonrecoverable Advances.

          (c) Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any advances of amounts coming due in the future with respect to a Mortgage Loan and the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) permit (i) any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan or (ii) any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions. Any extension of the final maturity date of any Mortgage Loan shall be calculated such that the Mortgage Loan will be paid in full on the reset final maturity date if the related Mortgagor continues to make its then-current Scheduled Payments on a timely basis.

          (d) Within five Business Days after the Master Servicer has determined that all amounts which it expects to recover from or on account of a Mortgage Loan have been recovered and that no further Liquidation Proceeds will be received in connection therewith, the Master Servicer shall provide to the Trustee a certificate of a Servicing Officer that such Mortgage Loan became a Liquidated Mortgage Loan as of the date of such determination.

          Section 3.07. COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; SERVICING ACCOUNTS. (a) The Master Servicer shall establish and maintain or cause the Sub-Servicers to establish and maintain, in addition to the Protected Accounts, one or more Servicing Accounts. The Master Servicer or a Sub-Servicer will deposit and retain therein all otherwise unapplied collections from the Mortgagors, including amounts collected for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors.

          (b) The deposits in the Servicing Accounts shall be held in a Designated Depository Institution in an account designated as a "Mortgage Loan Servicing Account," held in trust by the Master Servicer or a Sub-Servicer as Trustee of Taxes and Insurance Custodial Account for borrowers and for Liberty (and its successors and assigns) acting on its own behalf and for Liberty as agent for holders of various pass-through securities and other interests in mortgage loans sold by it; and agent for various mortgagors, as their interests may appear or under such other designation as may be permitted by a Sub-Servicing Agreement. The amount at any time credited to a Servicing Account must be fully insured by the FDIC, or, to the extent that such deposits exceed the limits of such insurance, such excess must be (i) transferred to another fully insured account in another Designated Depository Institution or (ii) if permitted by applicable law, invested in Permitted Investments held in trust by the Master Servicer or a Sub-Servicer as described above and maturing, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn, and in no event later than 45 days after the date of investment. The Master Servicer may, or may permit a Sub- Servicer to, establish Servicing Accounts not conforming to the foregoing requirements to the extent that such Servicing Accounts are Rating Agency Eligible Accounts. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to transfer previously unapplied collections to a Protected Account, to reimburse the Master Servicer or a Sub-Servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Agreement in accordance with Section 10.01.

          Section 3.08. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS. The Master Servicer shall provide, and shall cause any Sub-Servicer to provide, to the Trustee and the Seller access to the records and documentation regarding the related Mortgage Loans and REO Property and the servicing thereof and to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Trustee shall also provide) access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer, the Sub-Servicers or the Trustee that are designated by these entities; PROVIDED, HOWEVER, that, unless otherwise required by law, the Trustee, the Master Servicer or the Sub-Servicer shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor provided, FURTHER, HOWEVER, that the Trustee and the Seller shall coordinate their requests for such access so as not to impose an unreasonable burden on, or cause an interruption of, the business of the Master Servicer or any Sub-Servicer. The Master Servicer, the Sub- Servicers and the Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

          Section 3.09. MAINTENANCE OF PRIMARY MORTGAGE INSURANCE POLICIES; COLLECTION THEREUNDER. The Master Servicer shall, or shall cause the related Sub-Servicer to, exercise its best reasonable efforts to maintain and keep in full force and effect each Primary Mortgage Insurance Policy by a Qualified Insurer, or other insurer satisfactory to the Rating Agencies, with respect to each conventional Mortgage Loan as to which as of the Cut-off Date such a Primary Mortgage Insurance Policy was in effect (or, in the case of a Substitute Mortgage Loan, the date of substitution) and the original principal amount of the related Mortgage Note exceeded 80% of the Original Value in an amount at least equal to the excess of such original principal amount over 75% of such Original Value until the principal amount of any such Mortgage Loan is reduced below 80% of the Original Value or, based upon a new appraisal, the principal amount of such Mortgage Loan represents less than 80% of the new appraised value. The Master Servicer shall, or shall cause the related Sub-Servicer to, effect the timely payment of the premium on each Primary Mortgage Insurance Policy. The Master Servicer and the related Sub-Servicer shall have the power to substitute for any Primary Mortgage Insurance Policy another substantially equivalent policy issued by another Qualified Insurer; PROVIDED THAT such substitution is subject to the condition, to be evidenced by a writing from each Rating Agency, that it would not cause the ratings on the Certificates to be downgraded or withdrawn.

          Section 3.10. MAINTENANCE OF HAZARD INSURANCE AND FIDELITY COVERAGE.
(a) The Master Servicer shall maintain and keep, or cause each Sub-Servicer to maintain and keep, with respect to each Mortgage Loan and each REO Property, in full force and effect hazard insurance (fire insurance with extended coverage) equal to at least the lesser of the Outstanding Principal Balance of the Mortgage Loan or the current replacement cost of the Mortgaged Property, and containing a standard mortgagee clause; PROVIDED, HOWEVER, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless applicable state law requires a higher deductible, the deductible on such hazard insurance policy may be no more than $1000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, the required hazard insurance shall take the form of a multiperil policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost.

          (b) Any amounts collected by the Master Servicer or a Sub-Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer's or a Sub-Servicer's normal servicing procedures, the terms of the Mortgage Note, the Security Instrument or applicable law) shall be deposited initially in a Protected Account, for transmittal to the appropriate subaccount of the Certificate Account or Custody Account, subject to withdrawal pursuant to Section 4.03.

          (c) Any cost incurred by a Master Servicer or a Sub- Servicer in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer or a Sub- Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or by the Master Servicer from the Repurchase Price, to the extent permitted by Section 4.03.

          (d) No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a Security Instrument other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. Each year, in accordance with standards and procedures required by FNMA, the Master Servicer shall perform a review of the Mortgage Loans to determine which, if any, of the Mortgaged Properties are located in a federally designated special flood hazard area and for each Mortgaged Property found to be located in a federally designated special flood hazard area, the Master Servicer shall use its best reasonable efforts to cause with respect to the Mortgage Loans and each REO Property, flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained. Such flood insurance shall cover the Mortgaged Property, including all items taken into account in arriving at the Appraised Value on which the Mortgage Loan was based, and shall be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

          (e) If insurance has not been maintained complying with Subsections 3.10(a) and (d) and there shall have been a loss which would have been covered by such insurance had it been maintained, the Master Servicer shall pay, or cause the related Sub-Servicer to pay, for any necessary repairs.

          (f) The Master Servicer shall present, or cause the related Sub-Servicer to present, if it is a permitted claimant, claims under the related hazard insurance or flood insurance policy.

          (g) The Master Servicer shall obtain and maintain at its own expense and for the duration of this Agreement a blanket fidelity bond and an errors and omissions insurance policy and shall cause each Sub-Servicer to obtain and maintain an errors and omissions insurance policy covering such Sub-Servicer's officers, employees and other persons acting on its behalf in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage maintained by the Master Servicer acceptable to FNMA or FHLMC to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. The Master Servicer shall promptly notify the Trustee of any material change in the terms of such bond or policy. The Master Servicer shall provide annually to the Trustee a certificate of insurance that such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Master Servicer shall, to the extent possible, give the Trustee ten days' notice prior to any such cessation and shall use its best efforts to obtain a comparable replacement bond or policy, as the case may be. Any amounts relating to the Mortgage Loans collected under such bond or policy shall be remitted to the appropriate subaccount of the Certificate Account to the extent that such amounts have not previously been paid to such account.

          Section 3.11. DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS. (a) In any case in which the Master Servicer is notified by any Mortgagor or Sub-Servicer that a Mortgaged Property relating to a Mortgage Loan has been or is about to be conveyed by the Mortgagor, the Master Servicer shall enforce, or shall instruct such Sub-Servicer to enforce, any due-on-sale clause contained in the related Security Instrument to the extent permitted under the terms of the related Mortgage Note and by applicable law unless the Master Servicer reasonably believes such enforcement is likely to result in legal action by the Mortgagor. The Master Servicer or the related Sub-Servicer may purchase a Mortgage Loan at the Repurchase Price when the Master Servicer requires acceleration of the Mortgage Loan, but only if the Master Servicer is satisfied, as evidenced by an Officer's Certificate delivered to the Trustee, that either (i) such Mortgage Loan is in default or default is reasonably foreseeable or (ii) if such Mortgage Loan is not in default or default is not reasonably foreseeable, such repurchase will have no adverse tax consequences for the Trust Fund or any Certificateholder. If the Master Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the Mortgage Loan does not contain a due-on-sale clause, the Master Servicer is authorized, and may authorize any Sub-Servicer, to consent to a conveyance subject to the lien of the Mortgage, and to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and unless prohibited by applicable state law, such Mortgagor remains liable thereon, on condition, however, that the related Mortgage Loan shall continue to be covered (if so covered before the Master Servicer or the related Sub-Servicer enters into such agreement) by any applicable Primary Mortgage Insurance Policy, FHA insurance or VA guaranty. The Master Servicer shall notify the Trustee, whenever possible, before the completion of such assumption agreement, and shall forward to the Trustee the original copy of such assumption agreement, which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption agreement, the interest rate on the related Mortgage Loan shall not be changed and no other material alterations in the Mortgage Loan shall be made unless such material alteration would not cause any REMIC to fail to qualify as a REMIC for federal income tax purposes, as evidenced by a REMIC Opinion. If the interest rate on an assumed Mortgage Loan is increased due to both (i) permitted increases upon assumption under the terms of such Mortgage Loan and (ii) all applicable restrictions hereunder being satisfied, the Master Servicer shall, as part of the report to the Trustee and the Seller pursuant to Section 6.07(b) hereof, provide therefor on a revised Mortgage Loan Schedule. In any event, the Master Servicer shall advise the Trustee in writing of the entry into of any material modification of a Mortgage Loan in connection with an assumption and shall provide the Trustee with a copy of such REMIC Opinion. Any fee or additional interest collected by the Master Servicer or Sub-Servicer for consenting to any such conveyance or entering into any such assumption agreement may be retained by the Master Servicer or the related Sub-Servicer as additional servicing compensation.

          (b) Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a Mortgage Loan which the Master Servicer reasonably believes, based on prudent servicing standards, it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable Insurance Policy, or, in the Master Servicer's judgment, be reasonably, likely to result in legal action by the Mortgagor or would otherwise adversely affect the Certificateholders.

          Section 3.12. REALIZATION UPON DEFAULTED MORTGAGE Loans. (a) The Master Servicer shall, or shall direct the related Sub- Servicer to, foreclose upon or otherwise comparably convert the ownership of properties securing any Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.06 except that the Master Servicer shall not, and shall not direct the related Sub-Servicer, if any, to, foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of environmental hazards or toxic waste thereon and the Master Servicer determines it would be imprudent to do so or not in accordance with appropriate servicing standards. The Master Servicer can conclusively rely on results of third party inspections from parties it reasonably believes are qualified to conduct such inspections. In connection with such foreclosure or other conversion, the Master Servicer in conjunction with the related Sub-Servicer, if any, shall use its best reasonable efforts to preserve REO Property and to realize upon defaulted Mortgage Loans in such manner as to maximize the receipt of principal and interest by the Certificateholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 3.12(b). The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds (respecting which it shall have priority for purposes of reimbursements from the Certificate Account pursuant to Section 4.03) or through Insurance Proceeds (respecting which it shall have similar priority). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation), and in respect of the Master Servicer only, to receive Excess Liquidation Proceeds as additional servicing compensation to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under Section
4.03. Any income from or other funds (net of any income taxes) generated by REO Property shall be deemed for purposes of this Agreement to be Insurance Proceeds. Any REO Property acquired shall be acquired in the name of the Trustee, as trustee for the benefit of the Certificateholders.

          (b) The Trust Fund shall not acquire any real property (or any personal property incident to such real property) except in connection with a default or imminent default of a Mortgage Loan. In the event that the Trust Fund acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the Trust Fund within 3 years after the end of the taxable year of its acquisition by the Trust Fund unless the Trustee shall have received a REMIC Opinion with respect to such longer retention or the Master Servicer applies for and receives an extension of the three-year period under Section 856(e)(3) of the Code, in which case such three year period will be extended by the period set forth in such REMIC Opinion or approved application, as the case may be. The Trustee shall have no obligation to pay for such REMIC Opinion.

          Section 3.13. TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES. (a) Upon payment in full of any Mortgage Loan or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by a certification signed by a Servicing Officer in the Form of Exhibit D (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited in the appropriate subaccount thereof) and shall request delivery to the Master Servicer or a Sub-Servicer, as the case may be, of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer or a Sub-Servicer and execute and deliver to the Master Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Security Instrument (furnished by the Master Servicer), together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

          (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan or collection under a Required Insurance Policy, the Master Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer on behalf of the Master Servicer in substantially the form attached as Exhibit D hereto. Upon receipt of the Request for Release, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer or Sub-Servicer, as the case may be.

          (c) The Master Servicer shall cause each Mortgage File or any document therein released pursuant to Subsection 3.13(b) to be returned to the Trustee when the need therefor no longer exists, and in any event within 21 days of the Master Servicer's receipt thereof, unless the Mortgage Loan has become a Liquidated Mortgage Loan and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the appropriate subaccount of the Certificate Account or such Mortgage File is being used to pursue foreclosure or other legal proceedings. Prior to return of a Mortgage File or any document to the Trustee, the Master Servicer, the related Insurer or Sub-Servicer to whom such file or document was delivered shall retain such file or document in its respective control unless the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. If a Mortgage Loan becomes a Liquidated Mortgage Loan, the Master Servicer shall deliver the Request for Release with respect thereto to the Trustee upon deposit of the related Liquidation Proceeds in the appropriate subaccount of the Certificate Account.

          (d) The Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity. Together with such documents or pleadings the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer in which it requests the Trustee to execute the pleadings or documents. The certificate shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the Trustee's execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the Required Insurance Policies or invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          Section 3.14. SERVICING AND MASTER SERVICING COMPENSATION. (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee from full payments of accrued interest on each Mortgage Loan.

          (b) The Master Servicer may retain additional servicing compensation in the form of prepayment charges, if any, assumption fees, tax service fees, fees for statement of account or payoff, late payment charges, interest on amounts deposited in any Accounts or Permitted Investments of such amounts, or otherwise. The Master Servicer is also entitled to receive Excess Liquidation Proceeds as additional servicing compensation. The Master Servicer shall be required to pay all expenses it incurs in connection with servicing activities under this Agreement, including fees and expenses to Sub-Servicers, and shall not be entitled to reimbursement except as provided in this Agreement. Expenses to be paid by the Master Servicer under this Subsection 3.14(b) shall include payment of the expenses of the accountants retained pursuant to Section 3.16.

          Section 3.15. ANNUAL STATEMENT OF COMPLIANCE. Within 120 days after June 30th of each year, commencing June 1998, the Master Servicer at its own expense, shall deliver to the Trustee, with a copy to the Rating Agencies, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding fiscal year or applicable portion thereof and of performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default; (iii) a review of the activities of each Sub-Servicer, if any, during the Sub-Servicer's most recently ended fiscal year on or prior to such June 30th and its performance under its Sub- Servicing Agreement has been made under such Officer's supervision; and (iv) to the best of the Servicing Officer's knowledge, based on his review and the certification of an officer of the Sub-Servicer (unless the Servicing Officer has reason to believe that reliance on such certification is not justified), either each Sub-Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement and its Sub-Servicing Agreement in all material respects throughout the year, or, if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, specifying the nature and status of each such default known to the Servicing Officer. Copies of such statements shall be provided by the Master Servicer to the Certificateholders upon request or by the Trustee at the expense of the Master Servicer should the Master Servicer fail to provide such copies.

          Section 3.16. ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.
(a) Within 120 days after June 30th of each year, commencing June, 1998, the Master Servicer, at its expense, shall cause a firm of Independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer, which will be provided to the Trustee and the Rating Agencies to the effect that, in connection with the firm's examination of the Master Servicer's financial statements as of the end of such fiscal year, nothing came to their attention that indicated that the Master Servicer was not in compliance with Sections 3.07, 3.15, 4.01, 4.02, 4.03 and 4.04 except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. In connection with the engagement to deliver any such report (or other accountants' report or certificate hereunder) the Trustee is authorized and directed to enter into such agreed-upon- procedures or engagement letter as such accountants may request and shall be indemnified hereunder in so doing.

          (b) Within 120 days after the last day of the fiscal year of each Sub-Servicer or a Master Servicer other than LLSI or the Trustee, commencing in 1998, the Master Servicer, at its expense, shall furnish to the Trustee the most recently available letter or letters from one or more firms of Independent certified public accountants who are members of the American Institute of Certified Public Accountants reporting the results of such firm's examination of the servicing procedures of any Sub-Servicer and any Master Servicer (other than LLSI or the Trustee) in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, or such other program as may be certified as being comparable by such accountants.

          Section 3.17. REMIC-RELATED COVENANTS. For as long as REMIC I or REMIC II shall exist, the Master Servicer and the Trustee shall act in accordance herewith to assure continuing treatment of REMIC I and REMIC II as REMICs, and the Trustee shall comply with any directions of the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any Permitted Investment unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to Section 2.04, accept any contribution to REMIC I or REMIC II after the Startup Day without receipt of a REMIC Opinion.

          Section 3.18. ADDITIONAL INFORMATION. The Master Servicer agrees to furnish the Seller from time to time upon reasonable request, such further information, reports and financial statements as the Seller deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission.

          Section 3.19. OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS. The Master Servicer shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Repurchase Price therefor. Any such purchase shall be accomplished as provided in Subsection 2.02(c) hereof.

                                   ARTICLE IV

                                    Accounts

          Section 4.01. PROTECTED ACCOUNTS. (a) The Master Servicer shall establish and maintain if it is servicing the Mortgage Loans and shall require each Sub-Servicer to establish and maintain a Protected Account complying with the requirements set forth in this Section 4.01, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 2 Business Days of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Master Servicer, or a Sub-Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Sub-Servicer's own funds (less servicing compensation as permitted by Subsection 3.14(a)) and all other amounts to be deposited in the Protected Accounts. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Accounts for purposes required or permitted by this Agreement. All Protected Accounts shall be held in a Designated Depository Institution and segregated on the books of such institution. The amount at any time credited to a Protected Account shall be fully insured by the FDIC or, to the extent that such balance exceeds the lesser of $100,000 or the limits of such insurance, such excess must be transferred to the appropriate subaccount of the Certificate Account or the related Custody Account or invested in Permitted Investments or may be deposited in a Rating Agency Eligible Account including an account at the Federal Home Loan Bank of Cincinnati.

          Amounts on deposit in a Protected Account may be invested in Permitted Investments, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Custody Account or Certificate Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the Master Servicer or the related Sub-Servicer as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer or the related Sub- Servicer. The Master Servicer shall itself, or shall cause the related Sub-Servicer to, deposit the amount of any such loss in the related Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders. The Master Servicer may, and the Master Servicer may permit a Sub- Servicer to, transfer funds to other accounts (which shall for purposes hereof be deemed to be Protected Accounts) or to establish Protected Accounts not conforming to the foregoing requirements, to the extent that such other accounts or Protected Accounts are Rating Agency Eligible Accounts.

          (b) On or before each Funds Transfer Date, the Master Servicer shall withdraw or shall cause (by written direction to the Trustee if such withdrawal is from a Custody Account) to be withdrawn from the Protected Accounts or the Custody Account and shall immediately deposit or cause to be deposited in the appropriate subaccount of the Certificate Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

               (i) Scheduled Payments on the related Mortgage Loans received or any portion thereof advanced by the Master Servicer or Sub-Servicers which were due on or before the related Due Date, net of the amount thereof comprising the Master Servicing Fee due the Master Servicer;

               (ii) Full Principal Prepayments and any Liquidation Proceeds received by the Master Servicer or Sub-Servicers with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Master Servicing Fee due the Master Servicer;

               (iii) Partial prepayments of principal received by the Master Servicer or Sub-Servicers for such Mortgage Loans in the related Prepayment Period; and

               (iv) Any amount to be used as a Certificate Account Advance.

          (c) Withdrawals may be made from a Protected Account only to make remittances as provided in Subsections 4.01(b) or 4.03(c), or Section 4.04; to reimburse the Master Servicer or a Sub-Servicer for advances of principal and interest which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Section 4.02(b) certain amounts otherwise due to the Master Servicer may be retained by it and need not be deposited in the Certificate Account.

          (d) The Master Servicer shall deliver to the Trustee on or prior to the Determination Date in each month a statement from the institution at which each Protected Account is maintained showing deposits and withdrawals during the prior month.

          Section 4.02. CERTIFICATE ACCOUNT. (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Certificate Account as a segregated non-interest bearing trust account or accounts. The Certificate Account shall have three separate subaccounts, one each for all funds with respect to each Mortgage Loan Group. The Trustee will deposit in the appropriate subaccount as identified by the Master Servicer, of the Certificate Account as received the following amounts:

               (i) Any amounts withdrawn from a Protected Account pursuant to Subsection 4.01(b) or the Custody Account pursuant to Section 4.04;

               (ii) Any Monthly Advance and any Compensating Interest Payments;

               (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or the Custody Account;

               (iv) The Repurchase Price with respect to any Mortgage Loans purchased by Liberty pursuant to Sections 2.02 or 2.03 or by the Master Servicer pursuant to Section 3.19, any amounts which are to be treated pursuant to Section 2.04 as the payment of such a Repurchase Price, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Seller or its designee pursuant to Section 10.01;

               (v) Any amounts required to be deposited with respect to losses on Permitted Investments pursuant to Subsection 4.02(d) or Section 4.04(d) below; and

               (vi) Any other amounts received by the Master Servicer or the Trustee and required to be deposited in such subaccount of the Certificate Account pursuant to this Agreement.

          (b) All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders and in accordance with the terms and provisions of this Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided herein. The foregoing requirements for crediting the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.03(a)(ii),
(iii), (iv), (v), (vii), (viii), (x) and (xii) need not be credited by the Master Servicer or the related Sub-Servicer to the Certificate Account and may be retained by the Master Servicer or the related Sub-Servicer as servicing compensation. In the event that the Master Servicer shall deposit or cause to be deposited to the Certificate Account any amount not required to be credited thereto, or shall deposit or cause to be deposited to a subaccount of the Certificate Account any amount which should appropriately be credited to another subaccount of the Certificate Account, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer or to the appropriate other subaccount of the Certificate Account, as applicable, any provision herein to the contrary notwithstanding.

          (c) The Certificate Account shall constitute a segregated Rating Agency Eligible Account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust. The amount at any time credited to the Certificate Account shall be (i) fully insured by the FDIC or the Bank Insurance Fund to the maximum coverage provided thereby, (ii) at the written direction of the Master Servicer invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in such Permitted Investments to be held by the Trustee as the Master Servicer may direct (such direction to be confirmed in writing) and in the absence of such direction, the Trustee shall invest funds in the Certificate Account in Permitted Investments described in clause (viii) of the definition thereof, or (iii) from the maturity of any Permitted Investment on the Business Day prior to a Distribution Date through the distribution of such funds on such Distribution Date or at such other time and in such amount as, in the judgment of the Master Servicer, cannot reasonably be invested in accordance with items (i) or (ii) of this sentence, held by the Trustee in such Certificate Account. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date.

          (d) The income earned from Permitted Investments made pursuant to this
Section 4.02 shall be paid to the Master Servicer, as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The amount of any such loss shall be remitted by the Master Servicer to the Trustee for deposit in the Certificate Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

          Section 4.03. PERMITTED WITHDRAWALS AND TRANSFERS FROM THE CERTIFICATE ACCOUNT. (a) The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the appropriate subaccount of the Certificate Account as the Master Servicer has designated for such transfer or withdrawal as specified in a certificate signed by a Servicing Officer (upon which the Trustee may conclusively rely) for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Protected Account in accordance with the terms of this Agreement):

               (i) [intentionally omitted];

               (ii) to reimburse the Master Servicer or any Sub- Servicer for any Monthly Advance or Servicing Advance of its own funds or any advance of such Sub-Servicer's own funds, the right of the Master Servicer or a Sub-Servicer to reimbursement pursuant to this subclause
          (ii) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or Servicing Advance was made;

               (iii) to reimburse the Master Servicer or any Sub- Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Sub-Servicer pursuant to Section 3.12 in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

               (iv) to reimburse the Master Servicer or any Sub- Servicer from Insurance Proceeds relating to a particular Mortgage Loan for Insured Expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Sub-Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; PROVIDED THAT the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xii) of this Subsection 4.03(a) to the Master Servicer; and
          (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

               (v) to pay the Master Servicer or any Sub-Servicer (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer of an amount equal to the Master Servicing Fee), as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Sub-Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor, but only to the extent that the aggregate of Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan, after any reimbursement to the Master Servicer or any Sub-Servicer, pursuant to subclauses (ii), (iii), (iv) and (vii) of this Subsection 4.03(a), exceeds the Outstanding Principal Balance of such Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Interest Rate less the Master Servicing Fee Rate to but not including the date of payment;

               (vi) to pay the Master Servicer or any Sub-Servicer (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer of the portion of the Master Servicing Fee which the Master Servicer is entitled to retain as evidenced in writing to the Trustee by the Master Servicer, as appropriate) from the Repurchase Price for any Mortgage Loan, the amount which it or such Sub-Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation, but only to the extent that the Repurchase Price with respect to such Mortgage Loan after any reimbursement to the related Master Servicer and Sub- Servicer pursuant to subclauses (ii) and (vii) of this Subsection 4.03(a) exceeds the Outstanding Principal Balance of such Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Interest Rate less the Master Servicing Fee Rate through the last day of the month of repurchase;

               (vii) to reimburse the Master Servicer or any Sub- Servicer for Servicing Advances pursuant to Sections 3.07, 3.09 and 3.10, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

               (viii) to pay the Master Servicer or any Sub-Servicer, as the case may be, with respect to each Mortgage Loan that has been purchased pursuant to Section 2.02, 2.03A, 2.04, 3.19 or 10.01, all amounts received thereon, representing recoveries of principal that reduce the Outstanding Principal Balance of the related Mortgage Loan below the Outstanding Principal Balance used in calculating the Repurchase Price or representing interest included in the calculation of the Repurchase Price or accrued after the end of the month during which such repurchase occurs;

               (ix) to reimburse the Master Servicer or any Sub- Servicer for any Monthly Advance or Servicing Advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or Servicing Advance has not been reimbursed pursuant to clauses (ii) and (vii), such reimbursement to come from the subaccount relating to the Mortgage Loan Group of which the related Mortgage Loan is a part;

               (x) to pay the Master Servicer and any Sub-Servicer servicing compensation as set forth in Section 3.14;

               (xi) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Subsection 7.04(d), which, if not specifically allocable to a Mortgage Loan Group, shall be allocated between the subaccounts, PRO RATA, based on the Scheduled Principal Balances of the Group 1 Mortgage Loans, the Group 2 Mortgage Loans, and the Group 3 Mortgage Loans, respectively;

               (xii) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

               (xiii) to clear and terminate the Certificate Account pursuant to
          Section 10.01; and

               (xiv) to remove amounts deposited in error.

          The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Certificate Account pursuant to subclauses (i) through
(vii), inclusive, and (ix) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Certificate Account under Section 4.02(b).

          (b) On each Distribution Date, the Trustee shall make the following payments in the priority set forth from the funds in the Certificate Account:

               (i) First, the Trustee's Fees and expenses shall be paid to the Trustee; and

               (ii) Second, the amount distributable to the Holders of the Certificates shall be payable in accordance with Section 6.01.

          (c) Notwithstanding the provisions of this Section 4.03, the Master Servicer may, but is not required to, allow the Sub- Servicers to deduct from amounts received by them or from the related Protected Account, prior to deposit in the Certificate Account or the Custody Account, any portion to which such Sub- Servicers are entitled as servicing compensation (including income on Permitted Investments) or reimbursement of any reimbursable advances made by such Sub-Servicers.

          Section 4.04 CUSTODY ACCOUNT. (a) The Trustee shall establish and maintain for the benefit of the Certificateholders the Custody Account as a segregated Rating Agency Eligible Account in the corporate trust department of a Designated Depository Institution. The Custody Account shall constitute a segregated account of the Trust Fund segregated on the books of the Designated Depository Institution and held by the Designated Depository Institution in trust. The Custody Account shall be an outside reserve fund of REMIC II and shall not constitute a part of REMIC II (or REMIC I). The Trustee shall be the legal owner of the portion of the Funds held in the Custody Account for the benefit of the Certificateholders and for all Federal income tax purposes, the Master Servicer shall be the owner of the Custody Account. For all Federal tax purposes, amounts, if any, transferred by REMIC II to the Custody Account shall be treated as amounts distributed by REMIC to the Master Servicer.

          (b) Within one Business Day after receipt, the Master Servicer shall withdraw or shall cause to be withdrawn from each Protected Account and shall immediately deposit or cause to be deposited in the Custody Account all amounts in the Protected Account not otherwise invested in Permitted Investments pursuant to Section 4.01 and exceeding the lesser of $100,000 or the FDIC insurance limit (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) or which are held in an account otherwise permitted by the Rating Agencies.

          (c) Withdrawals may be made from the Custody Account only to make remittances as provided in Sections 4.01(b) or 4.04(d); to reimburse the Master Servicer or any Sub-Servicer for advances of principal and interest which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01.

          (d) Funds in the Custody Account may be invested at the written direction of the Master Servicer (such direction to be confirmed promptly in writing) in Permitted Investments held in trust for the benefit of the Certificateholders and in the absence of such directions, funds in the Custody Account shall be invested in Permitted Investments described in clause (viii) of the definition thereof. Such Permitted Investments must mature, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Certificate Account pursuant to
Section 4.01(b) and shall be held in such Account until required for such deposit. The income earned from Permitted Investments made pursuant to this
Section 4.04 shall be paid to the Master Servicer as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The amount of any such loss shall be deposited by the Master Servicer in the Custody Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

                                    ARTICLE V

                                  Certificates

          Section 5.01. CERTIFICATES. (a) The Depository, the Seller and the Trustee have entered into a Depository Agreement dated as of December 29, 1997 (the "Depository Agreement"). Except for the Residual Certificates, the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

          The Class B-4, Class B-5, Class B-6, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Trustee and the Seller will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading.

          All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          (b) If (i)(A) the Seller advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue such definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

          (c) REMIC II will be evidenced by (x) the REMIC II Regular Certificates, described below, which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC II and (y) the Class R-2 Certificate, which is hereby designated as the single "residual interest" in REMIC II. Principal and interest, and shortfalls, losses and prepayments with respect to the Group 3 Mortgage Loans shall be allocable to the Class II-3 Certificates. Shortfalls and Realized Losses with respect to the Group 1 Mortgage Loans shall be allocated first, to the Class II-1/2 Certificates and second, to the Class II A-1.1 and Class II A-1.2 Certificates (the "Class II A-1 Certificates"). Shortfalls and Realized Losses with respect to the Group 2 Mortgage Loans shall be allocated first, to the Class II-1/2 Certificates and second, to the Class II A-2.1 and Class II A-2.2 Certificates (the "Class II A-2 Certificates"). Principal will be paid on the Class II A-1 Certificates so as to keep their aggregate principal balance equal to 1% of the principal balance of the Class A-1 Certificates and on the Class II A-2 Certificates so as to keep their aggregate principal balance equal to 1% of the principal balance of the Class A-2 Certificates. Principal and Realized Losses will also be apportioned between the Class II A-1.1 and Class II A-1.2 Certificates (and between the Class II A-2.1 and Class II A-2.2 Certificates) so as to keep them in the ratio of the principal balances of the Group 1 and Group 2 Mortgage Loans. An amount equal to 23.15% times 99% of the interest on the Group 1 Mortgages and 26.67% times 99% of the interest paid on the Group 2 Mortgages will be paid on the Class II-X Certificates. REMIC II Regular Certificates and the Class R-2 Certificate will have the following designations and Pass-Through Rates, and distributions of principal and interest thereon shall be allocated as described below:

REMIC II             Initial          Pass-       Allocation        Allocation
CERTIFICATES       BALANCE ($)       Through         of                 of
                                      RATE        PRINCIPAL          INTEREST
                                                     (9)               (9)

  II A-1.1         1,669,432.64         (2)                             (7)
  II A-1.2           169,249.42         (2)                             (7)
  II A-2.1           169,249.60         (2)                             (7)
  II A-2.2            17,158.76         (2)                             (7)
   II-1/2        219,296,285.58         (1)                             (7)
    II-3            144,303,606         (3)                             (5)
    II-X                    N/A         (6)                             (6)
   II R-1                100.00         (1)                             R-1
     R-2                 100.00         (1)                             (8)



------------------------
(1) During each Interest Accrual Period, the Class II-1/2, Class R-2 and Class II R-1 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of 76.852867% of the Net Rates of the Group 1 Mortgages and 73.329648% of the Net Rates of the Group 2 Mortgage Loans.

(2) The Class II A-1.1 and Class II A-2.1 Certificates will bear interest equal to the weighted average of the Net Rates of the Group 1 Mortgage Loans, and the Class II A-1.2 and Class II A-2.2 Certificates will bear interest equal to the weighted average of the Net Rates of the Group 2 Mortgage Loans.

(3) During each Interest Accrual Period, the Class II-3 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans.

(4)  [intentionally omitted]

(5) An amount equal to 76.4 basis points of interest on the Class II-3 Certificate will be allocated to the Class 3-X Certificates. All principal and all remaining interest on the Class II-3 Certificate will be allocated to the Group 3 Certificates other than the Class 3-X Certificates.

(6) An amount equal to 23.147133% times 99% of the interest on the Group I Mortgages and 26.670352% times 99% of the interest paid on the Group II Mortgages, that will be paid to the Class II-X Certificates, will be allocated to the Class X Certificates. An amount equal to 23.147133% of the Class II A-2.1 and Class II A-1.1 interest will be allocated to the Class X Certificates, and an amount equal to 26.670352% of the Class II A-2.2 and Class II A-1.2 interest will be allocated to the Class X Certificates.

(7) Interest will be allocated to the Group 1-2 Subordinate Certificates in an aggregate amount equal to the principal balance of the Class II A-1.1, Class II A-1.2, Class II A-2.1, Class II A-2.2 and Class II-1/2 Certificates MULTIPLIED BY (a)the weighted average interest rate of such Certificates minus (b)100 times the weighted average interest rate of such Certificates, where for purposes of clause (b) the Class II A-1 Certificates are held to a cap and floor of 76.852867% of the Weighted Average Net Rates of the Group 1 Mortgage Loans, the Class II A-2 Certificates are held to a cap and floor of 73.329684% of the Weighted Average Net Rates of the Group 2 Mortgage Loans and the Class II-1/2 Certificate is held to a cap and floor of zero. The interest allocated to the Group 1-2 Subordinate Certificates will be allocated pro rata among such Certificates (subject to reallocation due to losses).

(8) Available funds, if any, remaining in REMIC II after payments of interest and principal, as designated above, will be distributed to the Class R-2 Certificate. Principal from the Group 1 Mortgages will be distributed first to the Class IIR-1 and Class R-2 Certificates, pro rata, until their principal amounts are reduced to zero.

(9) Principal and interest are specifically allocated only where and to the extent necessary to satisfy the REMIC Provisions, or to clarify the determination of distributions.


          (d) The Classes of the Certificates shall have the following designations, initial principal or notional amounts and Pass-Through Rates:

DESIGNATION                    INITIAL PRINCIPAL OR        PASS-THROUGH RATE
                               NOTIONAL AMOUNT


1-A                            $183,868,206.00                   (1)
2-A                            $ 18,640,836.00                   (1)
X                              $221,321,576.25 (2)               (2)
B-1                            $  7,414,272.00                   (3)
B-2                            $  3,762,467.00                   (3)
B-3                            $  2,323,877.00                   (3)
B-4                            $  1,770,572.00                   (3)
B-5                            $    995,947.00                   (3)
B-6                            $  2,545,199.25                   (3)
3-A                            $133,841,500.00                   (4)
3-X                            $144,303,606.46 (5)               0.764%
3-B-1                          $  3,607,500.00                   (4)
3-B-2                          $  2,164,500.00                   (4)
3-B-3                          $  1,443,000.00                   (4)
3-B-4                          $  1,082,200.00                   (4)
3-B-5                          $    721,500.00                   (4)
3-B-6                          $  1,443,406.46                   (4)
R-1                            $        100.00                   (1)
R-2                            $        100.00                   (1)





(1) During each Interest Accrual Period the Class 1-A, Class R-1 and Class R-2 Certificates will bear interest at a variable Pass- Through Rate equal to 76.852867% of the weighted average of the Net Rates of the Group 1 Mortgage Loans, and the Class 2-A Certificates will bear interest at a variable Pass-Through Rate equal to 73.329648% of the weighted average of the Net Rates of the Group 2 Mortgage Loans (weighted on the basis of the respective Scheduled Principal Balances immediately following the Due Date in the month prior to the month of the related Distribution Date).

(2) The Class X Certificates will have a Notional Amount equal to the sum of the Scheduled Principal Balances of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans and will bear interest on this Notional Amount at a variable Pass-Through Rate equal to the weighted average of 23.147133% of the weighted average of the Net Rates of the Group 1 Mortgage Loans and 26.670352% of the weighted average of the Net Rates of the Group 2 Mortgage Loans (weighted on the basis of the respective Scheduled Principal Balances immediately following the Due Date in the month prior to the month of the related Distribution Date).

(3) During each Interest Accrual Period, the Class B-1, Class B- 2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each bear interest at a variable Pass-Through Rate equal to 76.852867% of the weighted average of the Net Rates of the Group 1 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 1 Mortgage Loans immediately following the Due Date in the month prior to the month of the related Distribution Date over the aggregate Current Principal Amount of the Class 1-A, Class R-1 and Class R-2 Certificates immediately preceding the related Distribution Date) and 73.329648% of the weighted average of the Net Rates of the Group 2 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 2 Mortgage Loans immediately following the Due Date in the month prior to the month of the related Distribution Date over the aggregate Current Principal Amount of the Class 2-A Certificates immediately preceding the related Distribution Date).

(4) During each Interest Accrual Period, the Class 3-A, Class 3- B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates will each bear interest at a variable Pass- Through Rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans minus 76.4 basis points.

(5) The Class 3-X Certificates will have a Notional Amount equal to the sum of the Scheduled Principal Balances of the Group 3 Mortgage Loans.

          (e) With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated, on the basis of a 360-day year comprised of twelve 30-day months, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount or Notional Amount, as the case may be, of such Class applicable to such Distribution Date.

          (f) The Certificates shall be substantially in the forms set forth in Exhibit A-1 and A-2. On original issuance, the Trustee shall sign, countersign and shall deliver them at the direction of the Seller. Pending the preparation of definitive Certificates of any Class, the Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Seller will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

          (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of $25,000 and in each case increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount (or, in the case of the Class X and Class 3-X Certificates, the Notional Amount) of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. The Class B-4, Class B-5, Class B-6, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates will be issued in certificated fully-registered form in minimum denominations of $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. The Class R-1 and Class R-2 Certificates shall be issued in certificated fully-registered form in the denomination of $100 each. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign (i) in the case of each Class of Senior Certificates and the Class B-1, Class B-2, Class B-3, Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates, the Certificate in the entire Current Principal Amount or Notional Amount of the Class and (ii) in the case of the Class B-4, Class B-5, Class B-6, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of each such Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Seller to the Depository or pursuant to the Depository's instructions, shall be delivered by the Seller on behalf of the Depository to and deposited with the DTC Custodian. The Trustee shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

          (h) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

          (i) The Closing Date is hereby designated as the "startup" day of each REMIC within the meaning of Section 860G(a)(9) of the Code.

          (j) For federal income tax purposes, each REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

          (k) The Trustee shall cause each REMIC to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

          (l) The Assumed Final Distribution Date for the Group 1-2 Certificates is March 25, 2031 and for the Group 3 Certificates is June 25, 2030.

          Section 5.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.
(a) The Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

          (b) Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

          (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

          (i) The Trustee shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

          (ii) The Trustee shall register the transfer of any Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

          (d) Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the Depository:

          (i) In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

          (ii) In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

          (iii) In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

          (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificates as are sufficient to establish that it is a QIB.

          (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the Depository:

          (i) A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

          (ii) A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A Certificate or comparable evidence as to its QIB status.

          (iii) A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

          (f)(i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

          (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

          (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

          (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at such Corporate Trust Office, sign, countersign and deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

          (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; PROVIDED, HOWEVER, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least $25,000 with respect to the Certificates other than the Class R-1 and Class R-2 Certificates, which shall be $100, or (ii) is acceptable to the Seller as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign and countersign and the Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

          (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

          (m) The following legend shall be placed on each Class of Certificates other than the Class 1-A, Class 2-A, and Class 3- A Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:


          THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

          Section 5.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

          (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.04. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee and any agent of the Seller, the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
6.01 and for all other purposes whatsoever. Neither the Seller, the Master Servicer, the Trustee nor any agent of the Seller, the Master Servicer or the Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the fifth Business Day preceding such Record Date.

          Section 5.05. TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES. (a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Seller. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Seller and the Trustee with an affidavit that the proposed transferee is not a Disqualified Organization (as defined in Subsection 5.05(b)) (and, unless the Tax Matters Person and the Seller consent to the transfer to a person who is not a U.S. Person, an affidavit that it is a United States Person, as defined in Code section 7701(a)(30)) as provided in Subsection 5.05(b).

          (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Seller and the Trustee an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is not any of (A) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation all of whose activities are subject to tax under Chapter 1 of Subtitle A of the Code and (except in the case of FHLMC) a majority of whose board of directors is not selected by the United States, or any state or political subdivision thereof), (B) any organization that is exempt from any tax imposed by Chapter 1 of Subtitle A of the Code, other than (x) a tax-exempt farmers' cooperative within the meaning of Section 521 of the Code or (y) an organization that is subject to the tax imposed by
Section 511 of the Code on "unrelated business taxable income" or (C) a corporation operating on a cooperative basis that is engaged in furnishing electric energy or providing telephone service to persons in rural areas (within the meaning of Section 1381(a)(2)(C) of the Code) (any Person described in (A),
(B), or (C) being referred to herein as a "Disqualified Organization") and that
(ii) such transferee is not acquiring such Residual Certificate for the account of a Disqualified Organization. Neither the Tax Matters Person nor the Seller shall consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to a Disqualified Organization, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Seller or the Tax Matters Person shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Seller or the Trustee, as applicable, had no knowledge, that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Seller to ensure that the Residual Certificates are not transferred to a Disqualified Organization and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause REMIC I or REMIC II to fail to qualify as a REMIC.

          (c) Unless the Tax Matters Person and the Seller shall have consented in writing (which consent may be withheld in its sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code.

          (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Trustee to act as its agent with respect to all matters concerning the tax obligations of the Trust. In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in
Section 860F(a)(2) of the Code, on the "net income from foreclosure property" as defined in Section 860G(c) of the Code, on any contribution to the Trust after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a material breach by the Trustee of any of its obligations under this Agreement or (ii) the Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement.

          Section 5.06. RESTRICTIONS ON TRANSFERABILITY OF PRIVATE CERTIFICATES.
(a) No offer, sale, transfer or other disposition (including pledge) of a Private Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Seller) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-1 hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. In the case of a proposed transfer of a Private Certificate to a transferee other than a QIB, the Trustee may require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

          (b) Each Class B-4, Class B-5, Class B-6, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificate shall bear a Securities Legend.

          Section 5.07. ERISA RESTRICTIONS. (a) Subject to the provisions of subsection (b), no Class of Individual Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, ("Plan") and the proposed transferee certifies to the trustee that is not acquiring such certificates directly or indirectly for, or on behalf of, a Plan.

          (b) Any Person acquiring an interest in a Book-Entry Certificate other than a Class 1-A, Class 2-A or Class 3-A Certificate or a Global Certificate by acquisition of such Certificate, shall be deemed to have represented to the Trustee that it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code

          Section 5.08. RULE 144A INFORMATION. For so long as any Private Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Master Servicer will provide or cause to be provided to any Holder of such Certificates and any prospective purchaser thereof designated by such a Holder, upon the request of such Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Master Servicer shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.

                                   ARTICLE VI

                         Payments to Certificateholders


          Section 6.01. DISTRIBUTIONS ON THE CERTIFICATES. (a) Interest and principal on the Certificates will be distributed by the Trustee monthly on each Distribution Date from funds on deposit in the Certificate Account, commencing in January 1998, in an aggregate amount equal to the Available Funds for such Distribution Date as follows:

          (i) On each Distribution Date, subject to the provisions of Section 6.01(a)(vi) and (vii), an amount equal to the Group 1 Available Funds will be distributed in the following order of priority:

               FIRST, to the Class 1-A Certificates, the Class X Certificates and the Residual Certificates, the Accrued Certificate Interest on each such Class (or in the case of the Class X Certificates, the portion thereof payable with respect to the Group 1 Mortgage Loans) for such Distribution Date, any shortfall in available amounts being allocated among such Classes or in the case of the Class X Certificates, such portion in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

               SECOND, to the Class 1-A Certificates, the Class X Certificates and the Residual Certificates, any Accrued Certificate Interest thereon (or in the case of the Class X Certificates, the portion thereof payable with respect to the Group 1 Mortgage Loans) remaining undistributed from previous Distribution Dates, to the extent of remaining Group 1 Available Funds, any shortfall in available amounts being allocated among such Classes or in the case of the Class X Certificates, such portion in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

               THIRD, to the Class 1-A Certificates and the Residual Certificates in reduction of the Current Principal Amounts thereof, the Group 1 Senior Optimal Principal Amount for such Distribution Date, to the extent of remaining Group 1 Available Funds, in the following order of priority:

                    (l) concurrently to the Class R-1 and Class R-2
               Certificates, PRO RATA, based on their Current Principal Amounts until the Current Principal Amounts thereof have been reduced to zero; and

                    (2) to the Class 1-A Certificates, until the Current
               Principal Amount of such Class has been reduced to zero;

          (ii) On each Distribution Date, subject to the provisions of Section 6.01(a)(vi) and (vii), an amount equal to the Group 2 Available Funds will be distributed in the following order of priority:

               FIRST, to the Class 2-A Certificates and the Class X Certificates, the Accrued Certificate Interest on each such Class (or in the case of the Class X Certificates, the portion thereof payable with respect to the Group 2 Mortgage Loans) for such Distribution Date, any shortfall in available amounts being allocated among such Classes or in the case of the Class X Certificates, such portion in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

               SECOND, to the Class 2-A Certificates and the X Certificates any Accrued Certificate Interest thereon (or in the case of the Class X Certificates, the portion thereof payable with respect to the Group 2 Mortgage Loans) remaining undistributed from previous Distribution Dates, to the extent of remaining Group 2 Available Funds any shortfall in available amounts being allocated among such Classes or in the case of the Class X Certificates, such portion in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

               THIRD, to the Class 2-A Certificates in reduction of the Current Principal Amount thereof, the Group 2 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 2 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

          (iii) On each Distribution Date, subject to the provisions of Section 6.01(a)(vi), an amount equal to any remaining Group 1 and Group 2 Available Funds following the distributions in (i) and (ii) above will be distributed sequentially, in the following order:

               (1) to the Class B-1 Certificates to the extent of remaining Group 1 and Group 2 Available Funds, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, until the current principal Amount of such Class has been reduced to zero;

               (2) to the Class B-2 Certificates to the extent of remaining Group 1 and Group 2 Available Funds, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, until the current principal Amount of such Class has been reduced to zero;

               (3) to the Class B-3 Certificates to the extent of remaining Group 1 and Group 2 Available Funds, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, until the current principal Amount of such Class has been reduced to zero;

               (4) to the Class B-4 Certificates to the extent of remaining Group 1 and Group 2 Available Funds, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, until the current principal Amount of such Class has been reduced to zero;

               (5) to the Class B-5 Certificates to the extent of remaining Group 1 and Group 2 Available Funds, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, until the current principal Amount of such Class has been reduced to zero; and

               (6) to the Class B-6 Certificates to the extent of remaining Group 1 and Group 2 Available Funds, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, until the current principal Amount of such Class has been reduced to zero.

          (iv) On each Distribution Date, subject to the provisions of Section 6.01(a)(vii), an amount equal to the Group 3 Available Funds will be distributed in the following order of priority:

               FIRST, to the Class 3-A Certificates and the Class 3-X Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date, any shortfall in available amounts being allocated between such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

               SECOND, to the Class 3-A Certificates and the Class 3-X Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Group 3 Available Funds, any shortfall in available amounts being allocated between such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

               THIRD, to the Class 3-A Certificates in reduction of the Current Principal Amount thereof, the Group 3 Senior Optimal Principal Amount for such Distribution Date to the extent of remaining Group 3 Available Funds, until the Current Principal Amount of such Class has been reduced to zero;

          (v) On each Distribution Date on or prior to the Group 3 Cross-Over Date, an amount equal to any remaining Group 3 Available Funds following the distributions in (iv) above will be distributed sequentially, in the following order:

               (1) to the Class 3-B-1 Certificates to the extent of remaining Available Funds, up to an amount equal to and in the following order:
          (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, until the Current Principal Amount of such Class has been reduced to zero;

               (2) to the Class 3-B-2 Certificates to the extent of remaining Available Funds, up to an amount equal to and in the following order:
          (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, until the Current Principal Amount of such Class has been reduced to zero;

               (3) to the Class 3-B-3 Certificates to the extent of remaining Available Funds, up to an amount equal to and in the following order:
          (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, until the Current Principal Amount of such Class has been reduced to zero;

               (4) to the Class 3-B-4 Certificates to the extent of remaining Available Funds, up to an amount equal to and in the following order:
          (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, until the Current Principal Amount of such Class has been reduced to zero;

               (5) to the Class 3-B-5 Certificates to the extent of remaining Available Funds, up to an amount equal to and in the following order:
          (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, until the Current Principal Amount of such Class has been reduced to zero; and

               (6) to the Class 3-B-6 Certificates to the extent of remaining Available Funds, up to an amount equal to and in the following order:
          (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date, until the Current Principal Amount of such Class has been reduced to zero;

          (vi)On each Distribution Date prior to the occurrence of the Group 1-2 Cross-Over Date but after the reduction of the Current Principal Amount of either the Class 1-A or Class 2-A Certificates to zero, the remaining such Class of Group 1-2 Senior Certificates will be entitled to receive in reduction of its Current Principal Amount, in addition to any Principal Prepayments related to such remaining Class of Certificates' respective Mortgage Loan Group allocated to such Class of Certificates, 100% of the remaining Principal Prepayments on any Mortgage Loan in the Mortgage Loan Group relating to the Class of Senior Certificates which has been reduced to zero. In addition, if on any Distribution Date on which the aggregate Current Principal Amount of either the Class 1-A or Class 2-A Certificates would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group and any Group 1-2 Subordinate Certificates are still outstanding, in each case after giving effect to distributions to be made on such Distribution Date, 100% of the Principal Prepayments otherwise allocable to the Group 1-2 Subordinate Certificates on the Mortgage Loans in the other Mortgage Loan Group will be distributed to the Class 1-A or Class 2-A Certificates, as applicable, in reduction of the Current Principal Amount thereof, until the aggregate Current Principal Amount of such Class of Certificates is an amount equal to the aggregate Scheduled Principal Balance of the Mortgage Loans in its related Mortgage Loan Group.

          (vii) On each Distribution Date, any Group Available Funds remaining after payment of interest and principal to the Certificates entitled thereto, as described above, will be distributed PRO RATA to the Residual Certificates; provided that if on any Distribution Date there are any Group Available Funds remaining after payment of interest and principal to the Class or Classes of Certificates entitled thereto, such Group Available Funds will be distributed to the other Classes of Senior Certificates, PRO RATA, based upon their Current Principal Amounts, until all amounts due to all Senior Certificates have been paid in full, before any amounts are distributed to the Residual Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

          (b) On each Distribution Date, the funds available for distribution shall be allocated to distributions on the REMIC II Regular Interests in an amount sufficient to make the distributions on the Certificates on such Payment Date in accordance with the provisions of subsection (a) of this Section 6.01 and Section 5.01.

          (c) No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the outstanding Current Principal Amount or Notional Amount of such Certificate has been reduced to zero.

          Section 6.02. ALLOCATION OF DEFERRED INTEREST. (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Deferred Interest in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

          (b) With respect to any Distribution Date, any Deferred Interest with respect to Group 3 Mortgage Loans will be allocated to increase the Current Principal Amount of each of the Group 3 Certificates in the following manner:

          first, to the Class 3-A Certificates in an amount equal to the amount of Deferred Interest times the quotient, to the extent not greater than one, of (x) the Current Principal Amount of such Class divided by
          (y) the aggregate Scheduled Principal Balance of all Group 3 Mortgage Loans as of the preceding Distribution Date or, in the case of the first Distribution Date, as of the Cut-off Date; and

          second, all remaining amounts of Deferred Interest, not allocated to the Class 3-A Certificates pursuant to priority "first" above, to the Classes of Group 3 Subordinate Certificates, PRO RATA, based upon the Current Principal Amount of such Class, and if after the Group 3 Cross-Over Date, to the Class 3-A Certificates.

          (c) On each Distribution Date on which the Current Principal Amount of a Class of Certificates is increased by Deferred Interest in accordance with
Section 6.02(b) above, the interest payable on such Class shall be decreased by an equivalent amount.

          Section 6.03. ALLOCATION OF LOSSES. (a) On or prior to each Determination Date, the Master Servicer shall determine and report to the Trustee the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

          (b)(A) Subject to Section 6.03(j), with respect to any Distribution Date, and the Group 1-2 Certificates, the principal portion of each Realized Loss with respect to Group 1 and Group 2 Mortgage Loans shall be allocated as follows:

               first, to the Class B-6 Certificates until the Current Principal Amount thereof has been reduced to zero;

               second, to the Class B-5 Certificates until the Current Principal Amount thereof has been reduced to zero;

               third, to the Class B-4 Certificates until the Current Principal Amount thereof has been reduced to zero;

               fourth, to the Class B-3 Certificates until the Current Principal Amount thereof has been reduced to zero;

               fifth, to the Class B-2 Certificates until the Current Principal Amount thereof has been reduced to zero;

               sixth, to the Class B-1 Certificates until the Current Principal Amount thereof has been reduced to zero; and

               seventh, to the Class 1-A Certificates, all Realized Losses with respect to Group 1 Mortgage Loans and to the Class 2-A Certificates all Realized Losses with respect to Group 2 Mortgage Loans until the respective Current Principal Amounts thereof have been reduced to zero.

          (B) Subject to Section 6.03 (j), with respect to any Distribution Date and the Group 3 Certificates, the principal portion of each Realized Loss with respect to a Group 3 Mortgage Loan shall be allocated as follows:

               first, to the Class 3-B-6 Certificates until the Current Principal Amount thereof has been reduced to zero;

               second, to the Class 3-B-5 Certificates until the Current Principal Amount thereof has been reduced to zero;

               third, to the Class 3-B-4 Certificates until the Current Principal Amount thereof has been reduced to zero;

               fourth, to the Class 3-B-3 Certificates until the Current Principal Amount thereof has been reduced to zero;

               fifth, to the Class 3-B-2 Certificates until the Current Principal Amount thereof has been reduced to zero;

               sixth, to the Class 3-B-1 Certificates until the Current Principal Amount thereof has been reduced to zero; and

               seventh, to the Class 3-A Certificates.

          (c) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all of the Group 1-2 Certificates or Group 3 Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the Group 1-2 Mortgage Loans or Group 3 Mortgage Loans as of such Distribution Date (such limitation, the "Loss Allocation Limitation").

          (d) Any Realized Losses allocated to a Class of Certificates pursuant to Subsection 6.03(b) shall be allocated among the Certificates of such Class in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses pursuant to this Subsection 6.03(d) shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date in accordance with Subsection 6.03(e).

          (e) Realized Losses allocated in accordance with this Section 6.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

          (f) On each Distribution Date, the Trustee shall determine the Group 1-2 Subordinate Certificate Writedown Amount and the Group 3 Subordinate Certificate Writedown Amount, respectively, if any. Any such Group 1-2 Subordinate Certificate Writedown Amount or Group 3 Subordinate Certificate Writedown Amount, respectively, shall effect a corresponding reduction in the Current Principal Amount of the Group 1-2 Subordinate Certificates or the Group 3 Subordinate Certificates, respectively, in the reverse order of their numerical Class designations which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

          (g) Any Net Interest Shortfall will be allocated among the Classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall, and any Deferred Interest or the interest portion of any Realized Loss, for such Distribution Date. The interest portion of Realized Losses with respect to all (x) Group 1 or Group 2 Mortgage Loans occurring prior to the Group 1-2 Cross-Over Date or (y) Group 3 Mortgage Loans occurring prior to the Group 3 Cross-Over Date, respectively, will not be allocated among any Certificates, but will reduce the amount of Group 1 or Group 2 Available Funds, or Group 3 Available Funds, respectively, on the related Distribution Date. As a result of the subordination of the Group 1-2 Subordinate Certificates and the Group 3 Subordinate Certificates, in right of distributions, such Realized Losses on the Group 1 and Group 2 Mortgage Loans will be borne first by the Group 1-2 Subordinate Certificates and such Realized Losses on the Group 3 Mortgage Loans will be borne first by the Group 3 Subordinate Certificates.

          (h) The principal portion of Debt Service Reductions will not be allocated in reduction of the Current Principal Amount of any Certificate. However, (x) after the Group 1-2 Cross-Over Date, the amounts distributable under clause (i) of each of the definitions of Group 1 Senior Optimal Principal Amount, Group 2 Senior Optimal Principal Amount and Group 1-2 Subordinate Optimal Principal Amount will be reduced by the amount of any Debt Service Reductions applicable to Group 1 Mortgage Loans and Group 2 Mortgage Loans; and
(y) after the Group 3 Cross-Over Date, the amounts distributable under clause
(i) of each of the definitions of Group 3 Senior Optimal Principal Amount, and Group 3 Subordinate Optimal Principal Amount will be reduced by the amount of any Debt Service Reductions applicable to Group 3 Mortgage Loans. Regardless of when they occur, Debt Service Reductions may reduce the amount of Group 1 Available Funds, Group 2 Available Funds or Group 3 Available Funds otherwise available for distribution on a Distribution Date. As a result of the subordination of the Group 1-2 Subordinate Certificates and Group 3 Subordinate Certificates in right of distribution, any Debt Service Reductions relating to Group 1 Mortgage Loans and Group 2 Mortgage Loans prior to the Group 1 Cross-Over Date or Group 3 Mortgage Loans prior to Group 3 Cross-Over Date, as applicable, will be borne by the Group 1-2 Subordinate Certificates and Group 3 Subordinate Certificates, respectively, (to the extent then outstanding) in inverse order of priority.

          (i) reserved

          (j) Notwithstanding the foregoing, Bankruptcy Losses will be allocated to the Class of Subordinate Certificates with the highest numerical designation regardless of Group and if both Group 1-2 Subordinate Certificates and Group 3 Subordinate Certificates have Classes of Subordinate Certificates with the same highest numerical designation outstanding, Bankruptcy Loss shall be allocated first to such Class of Subordinate Certificates related to the Mortgage Loan Group or Groups from which the Bankruptcy Loss was generated until that Class has been reduced to zero and then to the other Class of Subordinate Certificates in the other Certificate Group so long as such other Class has a higher numerical designation, and so forth.

          Section 6.04. [Reserved]

          Section 6.05. PAYMENTS. (a) No later than the Determination Date, the Master Servicer shall provide to the Trustee in such electronic format as the Trustee may reasonably request any information with respect to the Mortgage Loans required to enable the Trustee to make, distributions on the Certificates and prepare reports to Certificateholders.

          (b) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's PRO RATA share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Trustee shall calculate such amounts based upon the information provided by the Master Servicer pursuant to Subsection 6.05(a).

          (c) Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder holding Certificates representing an initial aggregate Current Principal and/or Notional Amount of not less than $1,000,000 by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; PROVIDED, HOWEVER, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

          Section 6.06. STATEMENTS TO CERTIFICATEHOLDERS. (a) Concurrently with each distribution to Certificateholders, the Trustee shall forward by first-class mail to each Certificateholder, with a copy to the Seller, the Master Servicer and the Rating Agencies, a statement setting forth the following information, expressed with respect to clauses (i), (ii), (iii), (iv), (v) and
(vii) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000 or in the case of Class X or Class 3-X Certificates, a Notional Amount of $1000 or in the case of the Class R-1 or R-2 Certificates, an initial Current Principal Amount of $100:

               (i) the Current Principal Amount or Notional Amount of each Class of Certificates immediately prior to such Distribution Date;

               (ii) the amount of the distribution allocable to principal on each applicable Class of Certificates;

               (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class of Certificates during the related Interest Accrual Period;

               (iv) the Net Interest Shortfall, Deferred Interest and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

               (v) the amount of the distribution allocable to interest on each Class of Certificates;

               (vi) the Pass-Through Rates for each Class of Certificates with respect to such Distribution Date;

               (vii) the Current Principal Amount or Notional Amount of each Class of Certificates after such Distribution Date;

               (viii) the amount of any Monthly Advances and Compensating Interest Payments by the Master Servicer included in such distribution separately stated for each Mortgage Loan Group;

               (ix) the amount of any Realized Losses (listed separately for Bankruptcy Losses and for each Mortgage Loan Group) during the related Prepayment Period and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

               (x) the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of principal prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) with respect to each Mortgage Loan Group;

               (xi) the number of Mortgage Loans (excluding REO Property) in each Mortgage Loan Group remaining in the Trust Fund as of the end of the related Due Period;

               (xii) information for each Mortgage Group regarding any Mortgage Loan delinquencies as of the end of the related Due Period, including the aggregate number, aggregate Outstanding Principal Balance and aggregate Scheduled Principal Balance of Mortgage Loans delinquent one month, two months and three months or more;

               (xiii) for each Mortgage Loan Group, the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

               (xiv) for each Mortgage Loan Group, the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

               (xv) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property in each Mortgage Loan Group; PROVIDED THAT, in the event that such information is not available to the Master Servicer and the Trustee on the Distribution Date, such information shall be furnished promptly after it becomes available;

               (xvi) the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates; and

               (xvii) the then applicable Group 1 Senior Percentage Group 2 Senior Percentage, Group 3 Senior Percentage, Group 1 Senior Prepayment Percentage, Group 2 Senior Prepayment Percentage, Group 3 Senior Prepayment Percentage, each Group 1-2 Subordinate Percentage, Group 3 Subordinate Percentage, each Group 1-2 Subordinate Prepayment Percentage and Group 3 Subordinate Prepayment Percentage.

          The information set forth above shall be calculated, or reported, as the case may be, by the Trustee based on data provided by the Master Servicer pursuant to Subsection 6.05(a) and, with respect to prior periods, Section 6.06, upon which the Trustee may conclusively rely. The information furnished by the Master Servicer shall be sufficient for the Trustee to calculate any statements it is required to make.

          (b) By April 30 of each year beginning in 1999, the Trustee will furnish a report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Master Servicer determines and advises the Trustee to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Copies of such report shall also be furnished to the Master Servicer. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to the requirements of the Code.

          The Master Servicer shall supply to the Trustee in a timely manner the information required for the statements described above which, where appropriate, shall be the information from which the Trustee can calculate the statements it is required to make.

          Section 6.07. REPORTS TO THE TRUSTEE AND THE MASTER SERVICER. (a) Not later than 15 days after each Distribution Date, the Trustee shall forward to the Master Servicer a statement setting forth the status of the Certificate Account and the Custody Account as of the close of business on the last day of the month of the Distribution Date and showing, for the month covered by such statement, deposits in or withdrawals from the Certificate Account and the Custody Account.

          (b) On or before the Determination Date, the Master Servicer shall provide to the Trustee (and with respect to the information contained in subclause (xiv) hereof, the Seller), with respect to the Mortgage Loans and the REO Property, respectively, a Loan Summary and Remittance Report in such electronic format as the Trustee may reasonably request and in such hardcopy format as the Master Servicer and the Trustee shall agree which, if there are Sub-Servicers, shall be based upon reports from Sub-Servicers, if any, received by the Master Servicer on or before the seventh Business Day of such month with respect to the Mortgage Loans and REO Property and containing the following information (in respect of the REO Property, only such information which is applicable):

               (i) Aggregate deposits to and withdrawals from each subaccount of the Certificate Account since the date of the prior statement, stated separately for each category of deposit specified in Section 4.02 and each category of withdrawal specified in Section 4.03, indicating separately the aggregate of amounts withdrawn which are not applicable to a particular Mortgage Loan;

               (ii) Amount of Group Available Funds expected for the related Distribution Date and attributable to each of the following categories:

                           (A)      Scheduled Principal;

                           (B)      Principal Prepayments (stated separately for
                                    (u) partial prepayments, (v) full
                                    prepayments, (w) Net Liquidation Proceeds, stating Liquidation Proceeds and Liquidation Expenses separately), (x) Insurance Proceeds, (y) the purchase price in connection with the purchase of a Mortgage Loan, and (z) any cash deposit in connection with the substitution of a Mortgage Loan;

                           (C)      regularly scheduled interest on the Mortgage
                                    Loans;

                           (D)      Monthly Advances made by the Master
                                    Servicer;

                           (E)      Certificate Account Advances;

                           (F)      Compensating Interest Payments; and

                           (G) reimbursements in connection with losses on Permitted Investments.

               (iii) Aggregate Outstanding Principal Balances of the Mortgage Loans as of the related Due Date, without giving effect to payments due on such date;

               (iv) Realized Losses for the prior month and in the aggregate from the Closing Date;

               (v) [intentionally omitted];

               (vi) [intentionally omitted];

               (vii) Aggregate Scheduled Principal Balance of the Mortgage Loans as of the related Due Date;

               (viii) Book value of any collateral acquired by means of foreclosure, grant of deed in lieu of foreclosure or otherwise in respect of any Mortgage Loan;

               (ix) Number and aggregate principal balance of Mortgage Loans which are 30, 60, 90 and 120 or more days delinquent as calculated by the Master Servicer, those which are in foreclosure, those with respect to which the related Mortgagor has had an order for relief entered in connection with a bankruptcy proceeding, and those which are REO Property;

               (x) Interest Shortfall with respect to the related Distribution Date and portion thereof resulting from Voluntary Principal Prepayments in full or the provisions of the Relief Act;

               (xi) [intentionally omitted]

               (xii) Amount, if any, by which the aggregate of Scheduled Payments on the Mortgage Loans that were due on the related Due Date and delinquent, other than as a result of the Relief Act, as of the Determination Date exceeds the sum of the Monthly Advances to be made by the Master Servicer and Certificate Account Advances for such Distribution Date;

               (xiii) Aggregate Master Servicing Fee for the related Due Period; and

               (xiv) Such other information regarding each Mortgage Loan, including, but not limited to, an updated schedule of the Scheduled Principal Balances of the Mortgage Loans as of the related Due Date, in such electronic format, as may be reasonably requested by the Trustee and, if requested, in such hardcopy or electronic format as the Master Servicer and the Trustee shall agree and, with respect to information to be provided to the Seller may be in the "Salomon 500" format and should be sent to the attention of George Chang, 245 Park Avenue, New York, New York 10167.

          Section 6.08. MONTHLY ADVANCES. If the Scheduled Payment (together with any advances from any Sub-Servicers) on a Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act exceeds the amount deposited in the Custody Account or the Certificate Account which will be used for a Certificate Account Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the appropriate subaccount of the Certificate Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to such deficiency net of the related Master Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Monthly Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such advances through the date that the related Mortgaged Property has, in the judgment of the Master Servicer, been completely liquidated. Any amount used as a Certificate Account Advance shall be replaced by the Master Servicer by deposit in the appropriate subaccount of the Certificate Account on or before any future date on which and to the extent that funds in the appropriate subaccount of the Certificate Account on such date are less than the amount required to be transferred by the Master Servicer to such subaccount of the Certificate Account. If applicable, on the fifth Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

          Section 6.09. COMPENSATING INTEREST PAYMENTS. The Master Servicer shall deposit in the Certificate Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to the lesser of (i) the aggregate amounts determined pursuant to subclauses (a) and
(b) of the definition of Interest Shortfall for the related Distribution Date and (ii) the Master Servicing Fee for such Distribution Date (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

          Section 6.10. REPORTS OF FORECLOSURES AND ABANDONMENT OF MORTGAGED PROPERTY. Each year the Master Servicer shall report or cause to be reported to the Internal Revenue Service foreclosures and abandonments of any Mortgaged Property as required by Section 6050J of the Code.

                                   ARTICLE VII

                               The Master Servicer

          Section 7.01. LIABILITIES OF THE MASTER SERVICER. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein. Only the Master Servicer, any successor Master Servicer or the Trustee acting as Master Servicer shall be liable with respect to the servicing of the Mortgage Loans and the REO Property for actions taken by any such Person in contravention of the Master Servicer's duties hereunder.

          Section 7.02. MERGER OR CONSOLIDATION OF THE MASTER SERVICER. (a) The Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

          (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 7.03. INDEMNIFICATION OF THE TRUSTEE. The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any such claim other than (i) any loss, liability or expense related to its failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement and (ii) any loss, liability or expense incurred by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided that with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have with respect to such claim knowledge thereof. The Master Servicer shall assume the defense of any claim for which an Indemnified Person is entitled to indemnification pursuant to this Section 7.03, and the Master Servicer shall pay all expenses in connection therewith, including reasonable legal fees, and shall promptly pay, discharge and satisfy any judgment or decree which may be rendered against an Indemnified Person in respect of such claim.

          Section 7.04. LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

          (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Seller, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

          (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder.

          (c) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense incurred in connection with any legal proceedings relating to this Agreement or the Certificates (including reasonable legal fees and disbursements of counsel), other than (i) any loss, liability or expense related to its failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

          (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account as provided by Subsection 4.03(a). Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

          (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

          Section 7.05. MASTER SERVICER NOT TO RESIGN. Except as provided in
Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master Servicer.

          Section 7.06. [Reserved]

          Section 7.07. SALE AND ASSIGNMENT OF MASTER Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; PROVIDED, HOWEVER, that: (i) the purchaser or transferee accepting such assignment and delegation
(a) shall be a Person which shall be qualified to service mortgage loans for FNMA or FHLMC; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee) as having a comparable servicing ability to that of the Master Servicer on the Closing Date; (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement and any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                  ARTICLE VIII

                                     Default

          Section 8.01. EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) The Master Servicer fails to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of two Business Days after the date such deposit was required to be made; or

               (ii) The Master Servicer fails to observe or perform in any material respect any other covenants and agreements set forth in the Certificates or this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

               (iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

               (iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

               (v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements, including the Sub-Servicing Agreements (but only to the extent that such other agreements relate to the Mortgage Loans or REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder; and (iii) the rights and obligations of the Master Servicer under the Sub-Servicing Agreements with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or REO Property, that portion of such payments which it would have received as reimbursement pursuant to Section 3.14 if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

          Section 8.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section
8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; PROVIDED, HOWEVER, that the Trustee (i) shall be under no obligation to purchase any Mortgage Loan pursuant to Section 10.01; and
(ii) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or by the Trustee of such Opinion of Independent Counsel. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a FNMA- or FHLMC-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

          Section 8.03. NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

          Section 8.04. WAIVER OF DEFAULTS. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Master Servicer shall give notice of any such waiver to the Rating Agencies.

          Section 8.05. LIST OF CERTIFICATEHOLDERS. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

                                   ARTICLE IX

                             Concerning the Trustee

          Section 9.01. DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

          (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer hereunder.

          (c) The Trustee shall make monthly distributions and the final distribution to the Certificateholders as provided in Sections 6.01 and 10.01 herein.

          (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred upon the Trustee, under this Agreement; and

               (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's corporate trust department shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

          (e) All funds received by the Trustee and required to be deposited in the Certificate Account and the Custody Account pursuant to this Agreement will be promptly so deposited by the Trustee.

          Section 9.02. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 9.01:

               (i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's corporate trust department has actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

               (iv) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys; PROVIDED, HOWEVER, that the Trustee may not appoint any agent to perform its custodial or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of the Master Servicer;

               (vii) Should the Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.02(b) or Section 4.03, to be unclear, the Trustee may require prior to such action that it be provided by the Master Servicer with reasonable further instructions;

               (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

               (ix) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder; and

               (x) The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by Liberty pursuant to the Mortgage Loan Purchase Agreement and this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

          Section 9.03. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee shall have no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

          Section 9.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

          Section 9.05. TRUSTEE'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Trustee the Trustee's Fees with respect to the calendar month in which the Closing Date occurs. With respect to the calendar month following the month in which the Closing Date occurs and all subsequent calendar months, the Trustee's Fees and expense shall be paid from the Certificate Account, pursuant to Subsection 4.03(b). If the funds in the Certificate Account are not sufficient to pay the Trustee's Fees and expenses, the Master Servicer will be liable for payment thereof, including all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in the administration of the trusts hereunder as set forth in a fee letter sent by the Trustee to the Master Servicer (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

          Section 9.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the three highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. The Trustee shall not be an Affiliate of the Master Servicer, unless the Trustee acts as successor Master Servicer hereunder. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

          Section 9.07. INSURANCE. The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee's compliance with this Section 9.07 shall be furnished to the Master Servicer or any Certificateholder upon reasonable written request.

          Section 9.08. RESIGNATION AND REMOVAL OF THE Trustee. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Master Servicer or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer shall be entitled to remove the Trustee and appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee so removed and the successor Trustee.

          (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Master Servicer, the Trustee so removed and the successor so appointed.

          (d) No resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee as provided in Section 9.09.

          Section 9.09. SUCCESSOR TRUSTEE. (a) Any successor Trustee appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee shall then become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee all assets and records of the Trust held by it hereunder, and the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

          (b) No successor Trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

          (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Master Servicer shall pay the cost of any mailing by the successor Trustee.

          Section 9.10. MERGER OR CONSOLIDATION OF TRUSTEE. Any state bank or trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section
9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 9.11. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Master Servicer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.

          (b) If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, or in case an Event of Default with respect to the Master Servicer shall have occurred and be continuing, the Trustee shall have the power to make such appointment without the Master Servicer.

          (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

          (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

          (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of any Event of Default which has not been cured, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

          Section 9.12. MASTER SERVICER SHALL PROVIDE INFORMATION AS REASONABLY REQUIRED. The Master Servicer shall furnish to the Trustee, during the term of this Agreement, such periodic, special, or other reports or information (and in such electronic format) as may reasonably be requested by the Trustee in order to fulfill its duties and obligations under this Agreement.

          Section 9.13. FEDERAL INFORMATION RETURNS AND REPORTS TO CERTIFICATEHOLDERS. (a) For Federal income tax purposes, the taxable year of each of REMIC I and REMIC II shall be a calendar year and the Trustee shall maintain or cause the maintenance of the books of each of REMIC I and REMIC II on the accrual method of accounting.

          (b) The Trustee shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax information returns with respect to each of REMIC I and REMIC II, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. In connection with the foregoing, the Trustee shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each of REMIC I and REMIC II (the "REMIC Reporting Agent") as required by IRS Form 8811. The Trustee shall make the elections to treat each of REMIC I and REMIC II as a REMIC (which election shall apply to the taxable period ending December 31, 1997 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Seller or the Master Servicer. The Holder of the Class R-1 Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.ss. 1.860F-4(d)) for REMIC I, and the Holder of the Class R-2 Certificate is hereby designated as "Tax Matters Person" for REMIC II. The Trustee is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Trustee as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each of REMIC I and REMIC II during such time as the Trustee does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Trustee from acting as Tax Matters Person (as an agent or otherwise), the Trustee shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

          (c) The Trustee shall provide upon request such information (which shall be provided by the Master Servicer) as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by
Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in
Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

          (d) The Trustee shall prepare and file or cause to be filed any state income tax returns required under Applicable State Law with respect to each of REMIC I and REMIC II or the Trust Fund.

                                    ARTICLE X

                                   Termination

          Section 10.01. TERMINATION UPON REPURCHASE BY THE SELLER OR ITS DESIGNEE OR LIQUIDATION OF ALL MORTGAGE LOANS. (a) Subject to Section 10.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby, other than the obligation of the Trustee or the Master Servicer to make payments to Certificateholders as hereinafter set forth and to the Trustee, shall terminate upon:

               (i) the repurchase by or at the direction of the Seller or its designee of all Mortgage Loans and all property remaining in the Trust at a price equal to (a) 100% of the Outstanding Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid through and including the last day of the month of repurchase, plus (b) the appraised value of any REO Property less the good faith estimate of the Seller of liquidation expenses to be incurred in connection with its disposal thereof, (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid through and including the last day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Seller and the Trustee at the expense of the Seller; or

               (ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; PROVIDED, HOWEVER, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made.

          (b) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of this Agreement.

          (c) [Intentionally omitted.]

          (d) The right of the Seller or its designee to repurchase all Mortgage Loans pursuant to Subsection 10.01(a)(i) above shall be exercisable only if (i) the aggregate unpaid principal balance of such Mortgage Loans at the time of any such repurchase is less than 1% of the Cut-off Date Balance or (ii) the Seller based upon an Opinion of Counsel delivered to the Trustee, has determined that the REMIC status of either REMIC I or REMIC II has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, the Seller may elect to terminate the Trust at any time, and upon such election, the Seller or its designee shall repurchase all the Mortgage Loans.

          (e) [Intentionally omitted].

          (f) Provided that the Trustee has received timely notice, the Trustee shall give notice of any termination to the Certificateholders, with a copy to the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. To the extent reasonably practical, such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify
(i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified.

          (g) If the option of the Seller to repurchase or cause the repurchase of all Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Seller and/or its designee, as the case may be, shall deliver to the Trustee for deposit in the Certificate Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the repurchase price for the Mortgage Loans being purchased by it and all property acquired with respect to such Mortgage Loans remaining in the Trust. Upon the presentation and surrender of the Certificates, the Trustee shall distribute an amount equal to (i) the amount otherwise distributable to the Certificateholders (other than the holder of the Class R-2 Certificate) on such Distribution Date but for such repurchase, (ii) the Current Principal Amount and any accrued but unpaid interest at the Pass-Through Rate to the Certificateholders of each Class, and (iii) the remainder to the Class R-2 Certificateholder. Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee shall promptly release to the Seller and/or its designee, as the case may be, the Mortgage Files for the remaining Mortgage Loans, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(i).

          (h) In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the appropriate subaccount of the Certificate Account all distributable amounts remaining in the Custody Account and shall cause any Sub- Servicers to deliver to the Trustee for deposit in the appropriate subaccount of the Certificate Account all distributable amounts remaining in their Protected Accounts. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Certificate Account. Upon deposit by any Sub- Servicers of such distributable amounts and delivery to the Trustee of an Officer's Certificate from the Master Servicer certifying that such deposit has been made, and following such final Distribution Date, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(i).

          (i) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

          Section 10.02 ADDITIONAL TERMINATION REQUIREMENTS. (a) If the option of the Seller to repurchase all the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Trust and each of REMIC I and REMIC II shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on each of REMIC I and REMIC II or (ii) cause each of REMIC I and REMIC II to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

               (i) within 90 days prior to the final Distribution Date, at the written direction of the Seller, the Trustee, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of the Trust Fund and each of REMIC I and II provided to it by the Seller meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

               (ii) at or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell for cash all of the assets of the Trust to or at the direction of the Seller; and

               (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute from the Certificate Account to the extent on deposit therein (or cause to be distributed)
          (i) to the Certificateholders, other than the Holder of the Class R-2 Certificate, the Current Principal Amount of the Certificates plus 30 days' interest thereon at the applicable Pass-Through Rate, and (ii) to the Class R-2 Certificateholder, all cash on hand from the Certificate Account (other than cash retained to meet claims); and the Trust and each of REMIC I and REMIC II shall terminate at such time.

          (b) By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation upon the written request of the Seller and to take such action in connection therewith as may be reasonably requested by the Seller and (ii) appoint the Seller as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of REMIC I and REMIC II.

                                   ARTICLE XI

                            Miscellaneous Provisions

          Section 11.01. INTENT OF PARTIES. The parties intend that each of REMIC I and REMIC II shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

          Section 11.02. AMENDMENT. (a) This Agreement may be amended from time to time by the Seller, the Trustee and the Master Servicer, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Independent Counsel, adversely affect in any material respect the interests of any Certificateholder.

          (b) This Agreement may also be amended from time to time by the Seller, the Trustee and the Master Servicer, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes if such amendment affects only such Class or Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause either REMIC I or REMIC II to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.02(b), Certificates registered in the name of or held for the benefit of the Seller, the Master Servicer or a Sub-Servicer or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

          (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

          (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          Section 11.03. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation, at its expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

          Section 11.04. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Seller, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

          (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.05. ACTS OF CERTIFICATEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Seller, if made in the manner provided in this Section 11.05.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with
Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Seller, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Seller, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

          (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Seller, the Master Servicer or any Sub- Servicer or any Affiliate thereof shall be disregarded except as otherwise provided in
Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Seller, the Master Servicer or any Sub-Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Seller, the Master Servicer or any Sub-Servicer, as the case may be.

          Section 11.06. [Reserved]

          Section 11.07. GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 11.08. NOTICES. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Seller, 245 Park Avenue, New York, New York 10167, Attention: Vice President-Servicing (but with respect to monthly reports sent pursuant to Section 6.07(b), Attention: Lynn Lin), or to such other address as may hereafter be furnished to the other parties hereto in writing; in the case of the Master Servicer, Liberty Lending Services, Inc., 2251 Rombach Avenue, Wilmington, Ohio 45177 Attention: Brett L. Foster, Esq. or such other address as may hereafter be furnished to the other parties hereto in writing;
(iii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; or
(iv) in the case of the Rating Agencies, Moody's, 99 Church Street, New York, New York 10007 Attention: Residential Mortgage Surveillance Group and Duff & Phelps Credit Rating Co., 55 E. Monroe Street, 38th floor, Chicago, Illinois 60603, Attention: Arleander Raiford. Any notice delivered to the Seller, the Master Servicer or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice when mailed.

          Section 11.09. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

          Section 11.10. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

          Section 11.11. ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          Section 11.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

          Section 11.13 NOTICE TO RATING AGENCIES. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

          1. Any material change or amendment to this Agreement;

          2. The occurrence of any Event of Default that has not been cured;

          3. The resignation or termination of the Master Servicer or the Trustee;

          4. The repurchase or substitution of Mortgage Loans;

          5. The final payment to Certificateholders; and

          6. Any change in the location of the Custody Account or the Certificate Account.

          In addition, in accordance with Section 6.06 and Section 3.16, the Trustee and the Master Servicer, respectively, shall promptly furnish to each Rating Agency copies of the following:

          1. Each report to Certificateholders described in Section 6.06; and

          2. Each annual independent public accountants' servicing report received as described in Section 3.16.

          IN WITNESS WHEREOF, the Seller, LLSI as Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    BEAR STEARNS MORTGAGE SECURITIES INC.,
                                     as Seller



                                    By: __/S/___JOSEPH T. JURKOWSKI, JR.
                                        Name:   Joseph T. Jurkowski, Jr.
                                        Title:  Vice President



                                    LIBERTY LENDING SERVICES, INC.
                                     as Master Servicer


                                    By: __/S/__ANTHONY P. MASSARA
                                        Name:  Anthony P. Massara
                                        Title: Senior Vice President


                                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                     as Trustee


                                    By: __/S/__MELANIE ANBARCI
                                        Name:  Melanie Anbarci
                                        Title: Assistant Treasurer


Accepted and Agreed as
to Sections 2.02, 2.03A and 2.04

Liberty Savings Bank F.S.B.,
in its individual capacity and as trustee


By:      __/S/__JOHN H. POWELL
         Name:  John H. Powell
         Title: Senior Vice President

STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF NEW YORK     )


          On the 30th day of December, 1997 before me, a notary public in and for said State, personally appeared Joseph T. Jurkowski, Jr., known to me to be a Vice President of Bear Stearns Mortgage Securities Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  /S/ MARIA K. MONTGOMERY
                                  Notary Public

[Notarial Seal]

STATE OF OHIO          )
                       )  ss.:
COUNTY OF CLINTON      )


          On the 30th day of December, 1997 before me, a notary public in and for said State, personally appeared John H. Powell, known to me to be a Senior Vice President of Liberty Savings Bank, FSB, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  /S/ ELIZABETH F. HART
                                  Notary Public

[Notarial Seal]

STATE OF OHIO            )
                         )  ss.:
COUNTY OF CLINTON        )


          On the 30th day of December, 1997 before me, a notary public in and for said State, personally appeared Anthony P. Massara, known to me to be a Senior Vice President of Liberty Lending Services, Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                    /S/ ELIZABETH F. HART
                                    Notary Public



[Notarial Seal]

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

          On the 30th day of December, 1997 before me, a notary public in and for said State, personally appeared Melanie Anbarci, known to me to be the Assistant Treasurer of Bankers Trust Company of California, N.A., that executed the within instrument, and also known to me to be the person who executed it on behalf of said trust company and acknowledged to me that such trust company executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  /S/ MARIA K. MONTGOMERY_
                                  Notary Public



[Notarial Seal]

                                                                     EXHIBIT A-1


                          FORM OF FACE OF CERTIFICATES

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.


                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. 1-A-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO. 073914 VW 0
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  1-A
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $183,868,206.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to BSMSI. Liberty Lending Services, Inc. ("LLSI") will act as master Servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to 76.852867% of the weighted average of the Net Rates of the Group 1 Mortgage Loans(weighted on the basis of the Scheduled Principal Balances immediately following the Due Date in the month prior to the month of the related Distribution Date). The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 1 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DATED:  DECEMBER 30, 1997
                                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                     Not in its individual capacity but solely as
                                   Trustee



By_________________________________________
  Authorized signatory of Bankers Trust        By_____________________________
  Company of California, N.A., not in its       AUTHORIZED OFFICER
  individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. 2-A-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO. 073914 VX8
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  2-A
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $18,640,836.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to BSMSI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to 73.329648% of the weighted average of the Net Rates of the Group 2 Mortgage Loans (weighted on the basis of the Scheduled Principal Balances immediately following the Due Date in the month prior to the month of the related Distribution Date). The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 2 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DATED:  DECEMBER 30, 1997
                                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                     Not in its individual capacity but solely as
                                   Trustee


By____________________________________
  Authorized signatory of Bankers Trust         By_____________________________
  Company of California, N.A., not in its        AUTHORIZED OFFICER
  individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. 3-A-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO. 073914 WC 3
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  3-A
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $133,841,500.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units,townhouses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to BSMSI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a Pass-Through Rate equal to 0.764%. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 3 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DATED:  DECEMBER 30, 1997
                                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                      Not in its individual capacity but solely as
                                    Trustee



By________________________________
  Authorized signatory of Bankers Trust Company  By_____________________________
  of California, N.A., not in its                  AUTHORIZED OFFICER
  individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.



                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. B-1-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO. 073914 VZ 3
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  B-1
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $7,414,272.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to ("BSMSI"). Liberty Lending Services, Inc.(LLSI) will act as master servicer of the Mortgage Loans (the "Master Servicer," which term include any successor thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to 76.852867% of the weighted average of the Net Rates of the Group 1 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 1 Mortgage Loans immediately following the Due Date in the month prior to the month of the related Distribution Date over the aggregate Current Principal Amount of the Class 1-A, Class R-1 and Class R-2 Certificates immediately preceding the related Distribution Date) and approximately 73.329648% of the weighted average of the Net Rates of the Group 2 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 2 Mortgage Loans immediately following the Due Date in the month prior to the month of the Distribution Date over the aggregate Current Principal Amount of the Class 2-A Certificates immediately preceding the related Distribution Date). The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 1 and Group 2 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


DATED:  DECEMBER 30, 1997          BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                     Not in its individual capacity but solely as
                                   Trustee



By______________________________
  Authorized signatory of Bankers Trust Company  By_____________________________
  of California, N.A., not in its                  AUTHORIZED OFFICER
  individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.




                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. B-2-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO. 073914 WA 7
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  B-2
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $3,762,467.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to BSMSI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to 76.852867% of the weighted average of the Net Rates of the Group 1 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 1 Mortgage Loans immediately following the Due Date in the month prior to the month of the related Distribution Date over the aggregate Current Principal Amount of the Class 1-A, Class R-1 and Class R-2 Certificates immediately preceding the related Distribution Date) and approximately 73.329648% of the weighted average of the Net Rates of the Group 2 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 2 Mortgage Loans immediately following the Due Date in the month prior to the month of the Distribution Date over the aggregate Current Principal Amount of the Class 2-A Certificates immediately preceding the related Distribution Date). The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 1 and Group 2 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


DATED:  DECEMBER 30, 1997          BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                     Not in its individual capacity but solely as
                                   Trustee



By_____________________________
  Authorized signatory of Bankers Trust
  Company of California, N.A., not in its     By_____________________________
  individual capacity but solely as Trustee     AUTHORIZED OFFICER

 THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.



                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. B-3-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO. 073914 WB-5
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  B-5
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $2,323,877.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $


THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to BSMSI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to 76.852867% of the weighted average of the Net Rates of the Group 1 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 1 Mortgage Loans immediately following the Due Date in the month prior to the month of the related Distribution Date over the aggregate Current Principal Amount of the Class 1-A, Class R-1 and Class R-2 Certificates immediately preceding the related Distribution Date) and approximately 73.329648% of the weighted average of the Net Rates of the Group 2 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 2 Mortgage Loans immediately following the Due Date in the month prior to the month of the Distribution Date over the aggregate Current Principal Amount of the Class 2-A Certificates immediately preceding the related Distribution Date). The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 1 and Group 2 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


DATED:  JUNE 30, 1997              BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                     Not in its individual capacity but solely as
                                   Trustee



By_____________________________
  Authorized signatory of Bankers Trust Company  By_____________________________
  of California, N.A., not in its                  AUTHORIZED OFFICER
  individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
    THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE SECURITIES ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.



                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. B-4-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO.
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  B-4
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $1,770,572.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to BSMSI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to 76.852867% of the weighted average of the Net Rates of the Group 1 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 1 Mortgage Loans immediately following the Due Date in the month prior to the month of the related Distribution Date over the aggregate Current Principal Amount of the Class 1-A, Class R-1 and Class R-2 Certificates immediately preceding the related Distribution Date) and approximately 73.329648% of the weighted average of the Net Rates of the Group 2 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 2 Mortgage Loans immediately following the Due Date in the month prior to the month of the Distribution Date over the aggregate Current Principal Amount of the Class 2-A Certificates immediately preceding the related Distribution Date). The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 1 and Group 2 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DATED:  DECEMBER 30, 1997           BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                      Not in its individual capacity but solely as
                                    Trustee

By_______________________________
  Authorized signatory of Bankers Trust Company  By_____________________________
  of California, N.A., not in its                  AUTHORIZED OFFICER
  individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE SECURITIES ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.



                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. B-5-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO.
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  B-5
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $995,947.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to BSMSI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
         Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to 76.852867% of the weighted average of the Net Rates of the Group 1 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 1 Mortgage Loans immediately following the Due Date in the month prior to the month of the related Distribution Date over the aggregate Current Principal Amount of the Class 1-A, Class R-1 and Class R-2 Certificates immediately preceding the related Distribution Date) and approximately 73.329648% of the weighted average of the Net Rates of the Group 2 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 2 Mortgage Loans immediately following the Due Date in the month prior to the month of the Distribution Date over the aggregate Current Principal Amount of the Class 2-A Certificates immediately preceding the related Distribution Date). The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 1 and Group 2 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DATED:  DECEMBER 30, 1997          BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                     Not in its individual capacity but solely as
                                   Trustee

By_____________________________
  Authorized signatory of Bakers Trust Company   By_____________________________
  of California, N.A., not in its                 AUTHORIZED OFFICER
  individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE SECURITIES ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.



                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. B-6-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO.
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  B-6
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $2,545,199.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to BSMSI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
         Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to 76.852867% of the weighted average of the Net Rates of the Group 1 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 1 Mortgage Loans immediately following the Due Date in the month prior to the month of the related Distribution Date over the aggregate Current Principal Amount of the Class 1-A, Class R-1 and Class R-2 Certificates immediately preceding the related Distribution Date) and approximately 73.329648% of the weighted average of the Net Rates of the Group 2 Mortgage Loans (weighted by the excess of the Scheduled Principal Balance of the Group 2 Mortgage Loans immediately following the Due Date in the month prior to the month of the Distribution Date over the aggregate Current Principal Amount of the Class 2-A Certificates immediately preceding the related Distribution Date). The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 1 and Group 2 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DATED:  DECEMBER 30, 1997          BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                     Not in its individual capacity but solely as
                                   Trustee

By_____________________________
  Authorized signatory of Bankers Trust Company  By_____________________________
  of California, N.A., not in its                  AUTHORIZED OFFICER
  individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY SAVINGS BANK, FSB, LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN "REMIC I" AS DEFINED IN THE AGREEMENT REFERRED TO BELOW, WHICH IS A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND IS NOT TREATED AS INDEBTEDNESS OF THE TRUST REFERRED TO BELOW. EACH PURCHASER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT IN AN AFFIDAVIT THAT IT IS NOT A "DISQUALIFIED ORGANIZATION" AND WILL NOT TRANSFER THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION." THE TERM "DISQUALIFIED ORGANIZATION" IS DEFINED IN
SECTION 860E(E)(5) OF THE CODE AND IN THE AGREEMENT. EACH PURCHASER WILL ALSO BE REQUIRED TO REPRESENT IN SUCH AFFIDAVIT THAT (A) IT IS NOT ACQUIRING CERTIFICATES FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION AND (B) IT WILL NOT TRANSFER THIS CERTIFICATE UNLESS (1) IT HAS RECEIVED A SIMILAR AFFIDAVIT FROM THE PROPOSED TRANSFEREE AND (2) AS OF THE TIME OF THE TRANSFER, IT DOES NOT HAVE ACTUAL KNOWLEDGE THAT THE AFFIDAVIT OF THE PROPOSED TRANSFEREE IS FALSE. IN THE EVENT THAT LEGISLATION IS ENACTED WHICH WOULD SUBJECT THE TRUST REFERRED TO BELOW TO TAX (OR DISQUALIFY THE TRUST REFERRED TO BELOW) ON THE TRANSFER OF AN INTEREST REPRESENTED BY THIS CERTIFICATE TO ANY OTHER PERSON OR PERSONS, BEAR STEARNS MORTGAGE SECURITIES INC. SHALL, WITHOUT FURTHER ACTION ON THE PART OF THE HOLDERS OF THE RESIDUAL CERTIFICATES BE EMPOWERED, TO THE FULLEST EXTENT POSSIBLE AND AS IF THEY HAD SO VOTED, TO AMEND THE AGREEMENT REFERRED TO BELOW TO RESTRICT OR PROHIBIT PROSPECTIVELY SUCH TRANSFER. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-U.S. PERSON AS DESCRIBED IN SECTION 5.05(C) OF THE AGREEMENT REFERRED TO BELOW WITHOUT THE PRIOR WRITTEN CONSENT OF BANKERS TRUST COMPANY OF CALIFORNIA, N.A., ACTING FOR THE TAX MATTERS PERSON.
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.



                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. R-1-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO. 073914 WH 2
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  R-1
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $100.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same
Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily
(five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage
Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee in its individual capacity and as trustee to BSMSI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of
California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to 76.852867% of the weighted average of the Net Rates of the Group 1 Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 1 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DATED:  DECEMBER 30, 1997
                                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                     Not in its individual capacity but solely as
                                   Trustee

By_____________________________
  Authorized signatory of Bankers Trust Company  By_____________________________
  of California, N.A., not in its                  AUTHORIZED OFFICER
  individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY SAVINGS BANK, FSB, LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN "REMIC I" AS DEFINED IN THE AGREEMENT REFERRED TO BELOW, WHICH IS A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND IS NOT TREATED AS INDEBTEDNESS OF THE TRUST REFERRED TO BELOW. EACH PURCHASER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT IN AN AFFIDAVIT THAT IT IS NOT A "DISQUALIFIED ORGANIZATION" AND WILL NOT TRANSFER THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION." THE TERM "DISQUALIFIED ORGANIZATION" IS DEFINED IN
SECTION 860E(E)(5) OF THE CODE AND IN THE AGREEMENT. EACH PURCHASER WILL ALSO BE REQUIRED TO REPRESENT IN SUCH AFFIDAVIT THAT (A) IT IS NOT ACQUIRING CERTIFICATES FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION AND (B) IT WILL NOT TRANSFER THIS CERTIFICATE UNLESS (1) IT HAS RECEIVED A SIMILAR AFFIDAVIT FROM THE PROPOSED TRANSFEREE AND (2) AS OF THE TIME OF THE TRANSFER, IT DOES NOT HAVE ACTUAL KNOWLEDGE THAT THE AFFIDAVIT OF THE PROPOSED TRANSFEREE IS FALSE. IN THE EVENT THAT LEGISLATION IS ENACTED WHICH WOULD SUBJECT THE TRUST REFERRED TO BELOW TO TAX (OR DISQUALIFY THE TRUST REFERRED TO BELOW) ON THE TRANSFER OF AN INTEREST REPRESENTED BY THIS CERTIFICATE TO ANY OTHER PERSON OR PERSONS, BEAR STEARNS MORTGAGE SECURITIES INC. SHALL, WITHOUT FURTHER ACTION ON THE PART OF THE HOLDERS OF THE RESIDUAL CERTIFICATES BE EMPOWERED, TO THE FULLEST EXTENT POSSIBLE AND AS IF THEY HAD SO VOTED, TO AMEND THE AGREEMENT REFERRED TO BELOW TO RESTRICT OR PROHIBIT PROSPECTIVELY SUCH TRANSFER. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-U.S. PERSON AS DESCRIBED IN SECTION 5.05(C) OF THE AGREEMENT REFERRED TO BELOW WITHOUT THE PRIOR WRITTEN CONSENT OF BANKERS TRUST COMPANY OF CALIFORNIA, N.A., ACTING FOR THE TAX MATTERS PERSON.
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. R-2-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO. 073914 WJ 8
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  R-2
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $100.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to BSMSI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to 76.852867% of the weighted average of the Net Rates of the Group 1 Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 1 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DATED:  DECEMBER 30, 1997
                                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                     Not in its individual capacity but solely as
                                   Trustee

By____________________________
  Authorized signatory of Bankers Trust Company  By_____________________________
  of California, N.A., not in its                  AUTHORIZED OFFICER
  individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
    THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.


                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. 3-B-1-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO. 073914 WE 9
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  3-B-1
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $3,607,500.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to ("BSMSI"). Liberty Lending Services, Inc.(LLSI) will act as master servicer of the Mortgage Loans (the "Master Servicer," which term include any successor thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans minus 0.764%. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 3 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


DATED:  DECEMBER 30, 1997          BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                     Not in its individual capacity but solely as
                                   Trustee



By____________________________
  Authorized signatory of Bankers Trust Company  By_____________________________
  of California, N.A., not in its                  AUTHORIZED OFFICER
  individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.


                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. 3-B-2-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO. 073914 WF 6
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  3-B-2
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $2,164,500.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to ("BSMSI"). Liberty Lending Services, Inc.(LLSI) will act as master servicer of the Mortgage Loans (the "Master Servicer," which term include any successor thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans minus 0.764%. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 3 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


DATED:  DECEMBER 30, 1997          BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                     Not in its individual capacity but solely as
                                   Trustee



By______________________________
  Authorized signatory of Bankers Trust Company  By_____________________________
  of California, N.A., not in its                  AUTHORIZED OFFICER
  individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. 3-B-3-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO. 073914 WG 4
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  3-B-3
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $1,443,000.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to ("BSMSI"). Liberty Lending Services, Inc.("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term include any successor thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans minus 0.764%. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 3 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


DATED:  DECEMBER 30, 1997           BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                      Not in its individual capacity but solely as
                                    Trustee



By_______________________________
  Authorized signatory of Bankers Trust Company  By_____________________________
  of California, N.A., not in its                  AUTHORIZED OFFICER
  individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE SECURITIES ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. 3-B-4-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO.
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  3-B-4
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $1,082,200.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold b fixed and y Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to ("BSMSI"). Liberty Lending Services, Inc.("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term include any successor thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans minus 0.764%. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 3 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DATED:  DECEMBER 30, 1997           BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                      Not in its individual capacity but solely as
                                    Trustee


By____________________________
  Authorized signatory of Bankers Trust Company  By_____________________________
  of California, N.A., not in its                  AUTHORIZED OFFICER
   individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE SECURITIES ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. 3-B-5-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO.
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  3-B-5
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $721,500.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner fixed and of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to ("BSMSI"). Liberty Lending Services, Inc.("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term include any successor thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans minus 0.764%. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 3 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.
      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DATED:  DECEMBER 30, 1997           BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                      Not in its individual capacity but solely as
                                    Trustee


By______________________________
  Authorized signatory of Bankers Trust Company  By_____________________________
  of California, N.A., not in its                  AUTHORIZED OFFICER
   individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE SECURITIES ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. 3-B-6-                        SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO.
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  3-B-6
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $1,443,406.00
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") generally consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee to ("BSMSI"). Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term include any successor thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
        Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans minus 0.764%. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 3 Mortgage Loan occurs and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.
        Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DATED:  DECEMBER 30, 1997           BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                      Not in its individual capacity but solely as
                                    Trustee


By______________________________
  Authorized signatory of Bankers Trust Company By_____________________________ of California, N.A., not in its individual capacity but solely as Trustee

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE MAY NOT BE TRANSFERRED TO "BENEFIT PLAN INVESTORS" AS SUCH TERM IS DEFINED IN 29 C.F.R. ' 2510.3-101 UNLESS THE TRANSFEREE PROVIDES A BENEFIT PLAN OPINION TO THE TRUSTEE; PROVIDED THAT THIS CERTIFICATE MAY BE TRANSFERRED TO A BENEFIT PLAN INVESTOR WITHOUT DELIVER OF A BENEFIT PLAN OPTION IF THIS CERTIFICATE IS MADE AVAILABLE FOR PURCHASE IN THE SECONDARY MARKET THROUGH AN UNDERWRITING OR SALE OR PLACEMENT BY AN ENTITY WHICH HAS BEEN GRANTED AN UNDERWRITER'S PROHIBITED TRANSACTION EXEMPTION SIMILAR TO PTE 90-30 OR 90-24.
     THIS CERTIFICATE REPRESENTS THE SEPARATE COMPONENTS EACH OF WHICH IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL DECREASE AS THE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE LOANS DECREASES. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS THEN NOTIONAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     THE YIELD TO THE HOLDER OF THIS CERTIFICATE WILL BE EXTREMELY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. X                             SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO. 073914 VY 6
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  X
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $221,321,576
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting of conventional, FHA Insured or VA Guaranteed first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee ("Liberty") to BSMSI. Liberty Lending Services, Inc. ("LLSI") will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
         The Class X Certificates will not be entitled to any distributions of principal. The Class X Certificates will be deemed to have a notional principal amount equal to the Scheduled Principal Balances of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans and will bear interest on their Notional Amount at a variable Pass-Through Rate equal to 23.147133% of the weighted average of the Net Rates of the Group 1 Mortgage Loans and 26.670352% of the weighted average of the Net Rates of the Group 2 Mortgage Loans (weighted on the basis of the respective Scheduled Principal Balances immediately following the Due Date in the month prior to the month of the related Distribution Date).
           The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date in the month immediately following the month in which the last Due Date of any Group 1 and Group 2 Mortgage Loan occurs and is not likely to be the date on which the Notional Amount of this Class of Certificates will be reduced to zero.
         Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.
      Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose. IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DATED:  DECEMBER 30, 1997          BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                     Not in its individual capacity but solely as
                                   Trustee

By______________________________
  Authorized signatory of Bankers Trust Company  By_____________________________
  of California, N.A., not in its                  AUTHORIZED OFFICER
  individual capacity but solely as Trustee

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., LIBERTY LENDING SERVICES, INC. OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE MAY NOT BE TRANSFERRED TO "BENEFIT PLAN INVESTORS" AS SUCH TERM IS DEFINED IN 29 C.F.R. ' 2510.3-101 UNLESS THE TRANSFEREE PROVIDES A BENEFIT PLAN OPINION TO THE TRUSTEE; PROVIDED THAT THIS CERTIFICATE MAY BE TRANSFERRED TO A BENEFIT PLAN INVESTOR WITHOUT DELIVER OF A BENEFIT PLAN OPTION IF THIS CERTIFICATE IS MADE AVAILABLE FOR PURCHASE IN THE SECONDARY MARKET THROUGH AN UNDERWRITING OR SALE OR PLACEMENT BY AN ENTITY WHICH HAS BEEN GRANTED AN UNDERWRITER'S PROHIBITED TRANSACTION EXEMPTION SIMILAR TO PTE 90-30 OR 90-24.
     THIS CERTIFICATE REPRESENTS THE SEPARATE COMPONENTS EACH OF WHICH IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL DECREASE AS THE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE LOANS DECREASES. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS THEN NOTIONAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     THE YIELD TO THE HOLDER OF THIS CERTIFICATE WILL BE EXTREMELY SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. 3-X-                          SERIES 1997-6
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
     CONSISTING PRIMARILY OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                                                           CUSIP NO. 073914 WD 1
CUT-OFF DATE                    : DECEMBER 1, 1997      CLASS                      :  3-X
FIRST DISTRIBUTION DATE         : JANUARY  25, 1998     INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE :MARCH 25, 2031         OF THIS CERTIFICATE
                                                        "DENOMINATION")            :  $144,303,606
MASTER SERVICER                 :LIBERTY LENDING        APPROXIMATE ORIGINAL CLASS
                                 SERVICES, INC.
PASS-THROUGH RATE               :VARIABLE               PRINCIPAL AMOUNT           :  $

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting of conventional, FHA Insured or VA Guaranteed, first lien, fixed and adjustable rate mortgages secured by one- to four- family residences, individual condominium units, town houses, manufactured homes and individual cooperative apartments and a limited number of multifamily (five or more units) dwellings located primarily in Ohio, Texas, Colorado, California and New York (collectively, the "Mortgage Loans") sold by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Liberty Savings Bank, F.S.B. in its individual capacity and as trustee ("Liberty") to BSMSI. Liberty Lending Services, Inc. ("LLSI") will act as master Servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, LLSI, as Master Servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
         The Class 3-X Certificates will not be entitled to any distributions of principal. The Class 3-X Certificates will be deemed to have a notional principal amount equal to the sum of the Scheduled Principal Balances of the Group 3 Mortgage Loans and will bear interest on their Notional Amount at a Pass-Through Rate equal to 0.764% per annum.
           The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the month immediately following the month in which the last Due Date of any Group 3 Mortgage Loan occurs and is not likely to be the date on which the Notional Amount of the Class of Certificates will be reduced to zero.
         Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount and/or initial aggregate notional amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

DATED:  DECEMBER 30, 1997          BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
Countersigned:                     Not in its individual capacity but solely as
                                   Trustee



By____________________________
  Authorized signatory of Bankers Trust Company   By____________________________
  of California, N.A., not in its                   AUTHORIZED OFFICER
  individual capacity but solely as Trustee

                         FORM OF REVERSE OF CERTIFICATES

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-6

     This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in nineteen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer and the rights of the Certificateholders under the Agreement from time to time by the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of Irvine, State of California, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee.

     The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

     No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan occurs and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than 1% of the aggregate Scheduled Principal Balance of the Mortgage Loans at the Cut-off Date. The exercise of such right will effect the early retirement of the Certificates. The Trust also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that the REMIC status of REMIC I or REMIC II has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto----------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------
 (Please print or typewrite name and address including postal zip code assignee)

the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                   --------------------------------------------
                                                    Signature by or
on behalf of assignor



                                   --------------------------------------------
                                                    Signature
Guaranteed

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of
distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to
----------------------------------------------------------------------------

----------------------------------------------------------------------------

for the account of
------------------------------------------------------------------------
account number                                      , or, if
mailed by check to


Applicable statements should be mailed to


This information is provided by

the assignee named above, or

as its agent.

                             MORTGAGE LOAN SCHEDULE

          Omitted. See Mortgage Loan Purchase Agreement. Also Available
                                  Upon Request.

                                                                       EXHIBIT C


                    REPRESENTATIONS AND WARRANTIES OF LIBERTY
                          CONCERNING THE MORTGAGE LOANS

     Capitalized terms used herein shall have the meanings set forth in the Mortgage Loan Purchase Agreement and not in the Pooling and Servicing Agreement.

                    (a) the information set forth and to be set forth in the Final Mortgage Loan Schedules hereto was and will be true and correct in all material respects at the date or dates respecting which such information is furnished;

                    (b) immediately prior to the transfer to the Purchaser, the Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Seller has full right and authority to sell or assign the same pursuant to this Agreement;

                    (c) each Mortgage (a) relating to a Mortgage Loan other than a Co-op Loan, is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and DE MINIMIS PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and
          (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (b) with respect to a Co-op Loan, is a valid and enforceable first perfected security interest on the property securing the related Mortgage Note subject only to (i) the lien of the related cooperative housing corporation for unpaid assessments, (ii) the related proprietary lease being subordinated or otherwise subject to the mortgage on the related cooperative building and (ii) such other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage;

                    (d) as of the Cut-off Date, no payment of principal of or interest on or in respect of any Mortgage Loan is 60 or more days past due;

                    (e) there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (i) below;

                    (f) there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

                    (g) except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

                    (h) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws; each Mortgage Loan is being serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

                    (i) a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor, was issued on the date of the origination of each related Mortgage Loan, insuring the Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. Seller is the sole insured under such lender's title insurance policy, and such policy, commitment, binder or assurance is valid and remains in the full force and effect, and each such policy, commitment, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement if applicable;

                    (j) each Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of Seller's knowledge, all parties to each Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

                    (k) the related Mortgage Note and Mortgage contain customary and enforceable provisions such as to render the rights and remedies of the holder adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial, or, if applicable, non-judicial foreclosure, and there is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclosure;

                    (l) as of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured by an insurer which is acceptable to the Seller or by its blanket insurance policy against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan and the outstanding principal balance of the Mortgage Loan, but in no event in an amount less then an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgage Property were in an area identified as a federally designated flood area, a flood policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property and
          (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to in the Mortgage at the Mortgagor's cost and expense;

                    (m) each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, or a townhouse, or a co-operative unit, or an individual condominium unit in a condominium project or an individual unit in a planned unit development or a multi-family dwelling (five or more units);

                    (n) to the best of the Seller's knowledge, there is no delinquent tax, government assessment, insurance premium, municipal charge or assessment lien which may be due and owing against any Mortgaged Property, and all such charges have been paid when due, except for 1 Mortgage Loan with an aggregate principal balance of approximately $411,491.40 as of the Cut-off- Date (as to which the related borrower has entered into and is performing under a tax repayment agreement.);

                    (o) no Mortgagor as of the Cut-off date was a debtor in any state or federal bankruptcy or insolvency proceeding; and

                    (p) except for 105 Mortgage Loans and 169 Mortgage Loans, with as of the Cut-off Date, aggregate unpaid principal balances of $6,465,518.25 and $9,723,115.96 which are 30 to 59 days delinquent and are being sold by Liberty Savings Bank, F.S.B., in its individual capacity and by Liberty Savings Bank, F.S.B., in its capacity as trustee, respectively, there is no material monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller nor any of its affiliates has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan.

                                                                       EXHIBIT D


                               REQUEST FOR RELEASE
                                  (for Trustee)



LOAN INFORMATION

        Name of Mortgagor: _____________________________


        Loan No.:          ____________________________

TRUSTEE

        Name:              Bankers Trust Company of California N.A.
        Address:           3 Park Plaza, 16th Floor
                           Irvine, CA  92614
                           Attention: Corporate Trust Department,
                           ref: Bear Stearns/Liberty 1997-6

        Trustee Mortgage
        File No.:          _____________________________

MASTER SERVICER

        Name:              Liberty Lending Services, Inc.
        Address:           2251 Rombach Avenue
                           Wilmington, OH  45177


          Certificates: Mortgage Pass-Through Certificates, Series 1997-6

          The undersigned hereby acknowledges that it has received from Bankers Trust Company of California, N.A., as Trustee for the holders of Bear Stearns Mortgage Securities Inc. Mortgage Pass-Through Certificates, Series 1997-6, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of December 1, 1997 (the "Pooling and Servicing Agreement") among the Trustee, Liberty Lending Services, Inc. and Bear Stearns Mortgage Securities Inc.

(   )     Mortgage Note dated ________, 19__, in the original principal sum of
          $____________, made by _____________, payable to, or endorsed to the order of, the Trustee.

(   )     Mortgage recorded on _____________ as instrument no. _____________ in the County Recorder's Office of the County of _______________, State of ____________ in book/reel/docket _______________ of official records at page/image ________.

(   )     Deed of Trust recorded on _______________ as instrument no. _________
          in the County Recorder's Office of the County of _______________, State of _______________ in book/reel/docket __________ of official records at page/image ____________________.

(   )     Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
          ______________ as instrument no. ______ in the County Recorder's Office of the County of _______________, State of _______________ in
          book/reel/docket __________ of official records at page/image
          ________________.

(   )     Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage:

(  )

(  )

(  )


        The undersigned hereby acknowledges and agrees as follows:

                (1) The Master Servicer shall, and if the Master Servicer releases the Documents to a Sub-Servicer or related Insurer the Master Servicer shall cause such Sub-Servicer or related Insurer to, hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, and in any event within 21 days of the Master Servicer's receipt thereof, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account or the Documents are being used to pursue foreclosure or other legal proceedings and except as expressly provided in the Agreement.

                (4) Prior to the return of the Documents to the Trustee, the Master Servicer shall, and if the Master Servicer releases such Documents to a Sub-Servicer or related Insurer, the Master Servicer shall cause such Sub-Servicer or related Insurer to, retain the Documents in its control unless the Documents have been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or nonjudicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which the Documents were delivered and the purpose or purposes of such delivery.

                (5) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the possession, custody or control of the Master Servicer.

Date:           ______________________, 19__



                                  LIBERTY LENDING SERVICES, INC.



                                  By: _______________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT E


                                                           Affidavit pursuant to
                                                       Section 860E(e)(4) of the
                                                        Internal Revenue Code of
                                                       1986, as amended, and for
                                                                  other purposes


STATE OF          )
                  ) ss:
COUNTY OF         )


          [NAME OF OFFICER], being first duly sworn, deposes and says:

          1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of__________] [the United States], on behalf of which he makes this affidavit.

          2. That (i) the Investor is not a "disqualified organization" as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended, and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Bear Stearns Mortgage Securities Inc. Mortgage Pass-Through Certificates, Series 1997-6, Class R-1 or Class R-2 Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Bear Stearns Mortgage Securities Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

          3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is a United States Person as defined in Code section 7701(a)(30).

          4. That the Investor's taxpayer identification number is ___________.

          5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

          6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

          7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

          IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this day of , 199_.

                                           [NAME OF INVESTOR]


                                           By:
                                           [Name of Officer]
                                           [Title of Officer]
                                           [Address of Investor for
                                            receipt of distributions]

                                           Address of Investor
                                           for receipt of tax
                                           information:

          Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

          Subscribed and sworn before me this day of , 199_.



NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the     day of              , 19  .
                          ---        -------------    --

                                                                     EXHIBIT F-1

                            FORM OF INVESTMENT LETTER



                                                                          [Date]


[SELLER]


Bankers Trust Company of
 California, N.A.
3 Park Plaza, 16th Floor
Irvine, California  92614
Attention: Attention: Corporate Trust Department,
           ref: Bear Stearns/Liberty 1997-6

Bear Stearns Mortgage Securities Inc.
245 Park Avenue
New York, New York  10167

         Re:      BSMSI Series 1997-6 Mortgage Pass-Through
                  Certificates (the "Certificates"), including the Class B-4, Class B-5, Class B-6, Class 3-B-4, Class 3-B-5, Class 3-B-6 Certificates
                  (THE "PRIVATELY OFFERED CERTIFICATES")

Dear Ladies and Gentlemen:

          In connection with our purchase of Privately Offered Certificates, we confirm that:

                    (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

                    (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

                    (iii) we are able to bear the economic risk of investment in
                         Privately Offered Certificates; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

                    (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

                    (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

                    (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                                            (A) (1) the sale is to an Eligible
                                    Purchaser (as defined below), (2) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                                         (B) if the Privately Offered
                                    Certificate is not registered under the Act
                                    (as to which we acknowledge you have no
                                    obligation), the Privately Offered
                                    Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if Bankers Trust Company of California, N.A.(the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

                    (vii) we agree to be bound by all of the terms (including
                         those relating to restrictions on transfer) of the Pooling and Servicing (as defined below), pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

                    (viii) we are not an employee benefit plan or other
                         retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, ("Plan") nor a trustee, fiduciary or other party acting directly or indirectly for, or on behalf of, any such Plan.


          (ix) We understand that each of the Class B-4, B-5 and B-6 Certificates bears, and will continue to bear, a legend to substantiate the following effect: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) (OR ANY ENTITY IN WHICH ALL OF THE EQUITY HOLDERS COME WITHIN SUCH PARAGRAPHS) OF REGULATION D UNDER THE SECURITIES ACT PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B)IF REQUESTED BY THE TRUSTEE AN OPINION OF COUNSEL AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, A TRANSFEREE UNLESS THE PROPOSED TRANSFEREE CERTIFIES TO THE TRUSTEE THAT IS NOT ACQUIRING SUCH CERTIFICATES DIRECTLY OR INDIRECTLY FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

          "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

          Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of December 1, 1997 among Bear Stearns Mortgage Securities Inc., Liberty Lending Services, Inc. and Bankers Trust Company of California, N.A., as Trustee (the "Pooling and Servicing Agreement").

          If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.


Name of Nominee (if any):___________________


          IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ________, 19__.

                                           Very truly yours,

                                           [PURCHASER]


                                           By:__________________________
                                             (Authorized Officer)


                                           [By:__________________________
                                               Attorney-in-fact]

        ----------------------------------------------------------------

                             Nominee Acknowledgment


          The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.


                                        [NAME OF NOMINEE]



                                        By:__________________________
                                           (Authorized Officer)


                                        [By:__________________________
                                            Attorney-in-fact]

                                                                     EXHIBIT F-2

                FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

                                                                          [Date]


[SELLER]


Bankers Trust Company of
 California, N.A.
3 Park Plaza, 16th Floor
Irvine, CA  92614
Attention: Attention: Corporate Trust Department,
                   ref: Bear Stearns/Liberty 1997-6

Bear Stearns Mortgage Securities Inc.
245 Park Avenue
New York, New York  10167

                  Re: BSMSI Series 1997-6 Mortgage Pass-Through Certificates, Class B-4, Class B-5,
                           Class B-6, Class 3-B-4, Class 3-B-5,
                           and Class 3-B-6 Certificates (the
                           "PRIVATELY OFFERED CERTIFICATES")

Dear Ladies and Gentlemen:

          In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

         Date: _____________, 19__ (must be on or after the close of its most recent fiscal year)

         Amount:  $_________________; and

2.       The dollar amount set forth above is:

         a. greater than $100 million and the undersigned is one of the following entities:

               (1)      |_|    an insurance company as defined in
                               Section 2(13) of the Act; or1

--------------
1   re of its separate accounts, as defined by Section 2(a)(37) of the
Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.


(3) |_|  a     Small Business Investment Company licensed by the U.S. Small
               Business Administration under Section 301(c) or (d) of the
               Small Business Investment Act of 1958; or

               (4)      |_|     a plan (i) established and maintained by
                                a state, its political subdivisions, or
                                any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type;
                                or

               (5)   |_|        a business development company as
                                defined in Section 202(a)(22) of the
                                Investment Advisers Act of 1940; or

               (6)   |_|        a corporation (other than a U.S.
                                bank, savings and loan association or
                                equivalent foreign institution),
                                partnership, Massachusetts or similar
                                business trust, or an organization
                                described in Section 501(c)(3) of the
                                Internal Revenue Code; or

               (7)   |_|        a U.S. bank, savings and loan
                                association or equivalent foreign
                                institution, which has an audited net
                                worth of at least $25 million as
                                demonstrated in its latest annual
                                financial statements; or

               (8)   |_|   an investment adviser registered
                           under the Investment Advisers Act; or

         b.          |_|   greater than $10 million, and the undersigned
                           is a broker-dealer registered with the SEC; or

         c.          |_|   less than $10 million, and the undersigned is a
                           broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

         d.          |_|   less than $100 million, and the undersigned is an
                           investment company registered under the Investment
                           Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

         e.       |_|      less than $100 million, and the undersigned is an
                           entity, all the equity owners of which are qualified institutional buyers.

          The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

          The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement dated as of December 1, 1997 among Bear Stearns Mortgage Securities Inc., as Seller, Liberty Lending Services, Inc. as Master Servicer, and Bankers Trust Company of California, N.A., as Trustee, pursuant to which the Certificates were issued.

          The undersigned certifies that it is not an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, ("Plan") nor a trustee, fiduciary or other party acting directly or indirectly for, or on behalf of, any such Plan.

          If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.



Name of Nominee (if any):___________________


          IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ________, 19__.

                                   Very truly yours,

                                   [PURCHASER]


                                   By:__________________________
                                       (Authorized Officer)


                                  [By:__________________________
                                      Attorney-in-fact]


        ----------------------------------------------------------------
                             Nominee Acknowledgment


          The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                  [NAME OF NOMINEE]






                                  By:__________________________
                                     (Authorized Officer)


                                  [By:__________________________
                                     Attorney-in-fact]

                                                                       EXHIBIT G


                          FORM OF INITIAL CERTIFICATION

[Seller]



[Master Servicer]

                  Re: Pooling and Servicing Agreement dated as of December 1, 1997, among Bear Stearns Mortgage Securities Inc., as seller, Liberty Lending Services, Inc., as master servicer, and Bankers Trust Company of California, N.A., as trustee MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-6

Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor Name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in subclauses (iv), (v) and (vii) of
Section 2.01(b) should be included in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                            BANKERS TRUST COMPANY OF
                              CALIFORNIA, N.A., as
                              Trustee


                           By:_______________________
                                      Name:
                                     Title:

                                                                       EXHIBIT H

                           FORM OF FINAL CERTIFICATION

Bear Stearns Mortgage Securities Inc.
245 Park Avenue
New York, New York  10167

Liberty Lending Services, Inc.
2251 Rombach Avenue
Wilmington, OH  45177


                  Re: Pooling and Servicing Agreement dated as of December 1, 1997, among Bear Stearns Mortgage Securities Inc., as seller, Liberty Lending Services, Inc., as master servicer, and Bankers Trust Company of California, N.A., as trustee MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-6

Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section 2.01 and has determined that (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in subclauses (iv), (v) and (vii) of
Section 2.01(b) should be included in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                            BANKERS TRUST COMPANY OF CALIFORNIA,
                                             N.A.
                                            as Trustee



                                            By:_______________________
                                               Name:
                                               Title: